As filed with the Securities and Exchange Commission on September 15, 2021
Registration No.  333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3 REGISTRATION STATEMENT
Under the Securities Act of 1933
EATON CORPORATION PLC
(Exact name of Registrant as specified in its charter)
Ireland
(State or other Jurisdiction of Incorporation or Organization)
98-1059235
(IRS Employer Identification No.)
Eaton House, 30 Pembroke Rd., Dublin 4, Ireland, D04 Y0C2 +353 1637 2900
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
Nigel Crawford, Vice President and Secretary
Eaton House, 30 Pembroke Rd., Dublin 4, Ireland +353 1 669 4663
(Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
EATON CORPORATION
(Exact name of Registrant as specified in its charter)
Ohio
(State or other Jurisdiction of Incorporation or Organization)
34-0196300
(IRS Employer Identification No.)
1000 Eaton Blvd., Cleveland, Ohio 44122, (440) 523-5000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
April Miller Boise, Executive Vice President, Chief Legal Officer and Secretary
1000 Eaton Boulevard, Cleveland, Ohio 44122, (440) 523-5000
(Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Joseph H. Brazil, Esq.
Jessica Y. Chen, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Tel: (212) 819-8200
Fax: (212) 354-8113

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Guarantees(2)
Preference Shares
Ordinary Shares, par value $0.01 per share
Depositary Shares (3)
Warrants(4)
Units(5)
______________________
(1) An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Eaton Corporation plc is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(2) In accordance with Rule 457(n), no separate consideration will be received for the guarantees. Eaton Corporation, Eaton Corporation plc, and certain present and future subsidiaries may, jointly or severally, fully and unconditionally guarantee on an unsecured basis the debt securities.
(3) Each depositary share will be issued under a deposit agreement, will represent an interest in a fraction or multiple of a share of preference shares registered hereunder and will be evidenced by a depositary receipt.
(4) Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.
(5) Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the debt securities (including any applicable guarantees), preference shares, ordinary shares, depositary shares and warrants listed above, which may or may not be separable from one another.

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Table of Additional Registrant Guarantors(1)

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
Cooper B-Line, Inc.	Delaware	76-0638615	509 West Monroe Street, Highland, IL 62249 (800) 851-7415
Cooper Bussmann, LLC	Delaware	46-1039791	114 Old State Road, Ellisville, MO 63021 (636) 394-2877
Cooper Crouse-Hinds, LLC	Delaware	20-1288146	Wolf & 7th North Streets, Syracuse, NY 13221-4999 (866) 761-5454
Cooper Industries Unlimited Company	Ireland	98-0632292	Eaton House, 30 Pembroke Rd., Dublin 4, Ireland D04 Y0C2 +353 1 669 4663
Cooper Power Systems, LLC	Delaware	76-0253330	2300 Badger Drive, Waukesha, WI 53188 (877) 277-4636
Cooper Wiring Devices, Inc.	New York	11-0701510	203 Cooper Circle, Peachtree City, GA 30269 (770) 631-2100
Eaton Aeroquip LLC	Ohio	26-3155882	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Aerospace LLC	Delaware	34-1926527	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Capital Unlimited Company	Ireland	98-1006842	Eaton House, 30 Pembroke Rd., Dublin 4, Ireland, D04 Y0C2 +353 1 669 4663
Eaton Controls (Luxembourg) S.à r.l. (2)	Luxembourg	98-1116654	Rue Eugene Rupert 12, L-2453, Luxembourg +352 481081
Eaton Domhanda Unlimited Company	Ireland	98-1494324	Eaton House, 30 Pembroke Rd., Dublin 4, Ireland D04 Y0C2 +353 1 669 4663
Eaton Electric Holdings LLC	Delaware	76-0518215	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Hydraulics LLC	Delaware	26-3155993	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Leasing Corporation	Ohio	34-1349740	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Eaton Technologies (Luxembourg) S.à r.l. (2)	Luxembourg	98-1116656	Rue Eugene Rupert 12, L-2453, Luxembourg +352 481081
Turlock B.V.	The Netherlands	98-1116699	Europalann 202, 7559 SC, Henglo Ov, the Netherlands +31 74 246 9111
Wright Line Holding, Inc.	Delaware	20-0797854	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
Wright Line LLC	Delaware	03-0471268	1000 Eaton Boulevard, Cleveland, OH 44122 (440) 523-5000
______________________
(1)Eaton Corporation plc directly or indirectly owns 100% of Eaton Corporation and the other Additional Registrant Guarantors. Each guarantee of the senior notes registered hereunder will be full and unconditional and joint and several.
(2)Each of Eaton Controls (Luxembourg) S.à r.l., and Eaton Technologies (Luxembourg) S.à r.l.,. is a société à responsabilité limitée, having their registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under the numbers B 9.145 and B 172.818, respectively.

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PROSPECTUS

Eaton Corporation plc

Debt Securities
Guarantees
Preference Shares
Ordinary Shares
Depositary Shares
Warrants
Units
Cooper B-Line, Inc.
Cooper Bussmann, LLC
Cooper Crouse-Hinds, LLC
Cooper Industries Unlimited Company
Cooper Power Systems, LLC
Cooper Wiring Devices, Inc.
Eaton Aeroquip LLC
Eaton Aerospace LLC
Eaton Capital Unlimited Company
Eaton Controls (Luxembourg) S.à r.l.
Eaton Corporation
Eaton Domhanda Unlimited Company
Eaton Electric Holdings LLC
Eaton Hydraulics LLC
Eaton Leasing Corporation
Eaton Technologies (Luxembourg) S.à r.l.
Turlock B.V.
Wright Line LLC
Wright Line Holding, Inc.

Debt Securities
Guarantees
We may offer and sell, from time to time, in one or more offerings, debt securities, guarantees of such debt securities, preference shares, ordinary shares, depositary shares and warrants, as well as units that include any of these securities or securities of other entities. The debt securities, preference shares and warrants may be convertible into or exercisable or exchangeable for ordinary or preference shares or other securities of Eaton Corporation plc (the “Company”) or debt or equity securities of one or more other entities. In addition, Eaton Corporation (“Eaton”), Eaton Capital Unlimited Company (“Eaton Capital”) and/or our other Subsidiary Guarantors (as defined below) may offer and sell, from time to time, in one or more offerings, debt securities or guarantees of our or any of our Subsidiary Guarantor’s debt securities. We, Eaton, Eaton Capital and our other Subsidiary Guarantors may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

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The specific terms of any securities to be offered will be described in a prospectus supplement or term sheet. You should read this prospectus and the accompanying prospectus supplement or term sheet carefully before you invest in our securities.
The ordinary shares of the Company are listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “ETN.”
________________________________________

Investments in the securities involve certain risks. See the section titled “Risk Factors” beginning on page 4 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in the securities.
________________________________________

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2021.

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ABOUT THIS PROSPECTUS
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, other offering materials or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the following securities in one or more offerings:
•debt securities (the “debt securities”), which may be either senior or subordinated, unsecured or secured, and which may be guaranteed by Eaton Corporation plc and/or certain subsidiaries of Eaton Corporation plc, which may include Eaton Corporation, Eaton Capital Unlimited Company, Turlock B.V., Eaton Controls (Luxembourg) S.à r.l., Eaton Technologies (Luxembourg) S.à r.l., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Hydraulics LLC, Eaton Leasing Corporation, Wright Line Holding, Inc., Wright Line LLC, Cooper Industries Unlimited Company, Eaton Electric Holdings LLC, Eaton Domhanda Unlimited Company, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Power Systems, LLC, and Cooper Wiring Devices, Inc. (collectively, the “Subsidiary Guarantors” and, together with Eaton Corporation plc, the “Guarantors”);
•guarantees of debt securities (the “guarantees”);
•euro deferred shares, A preferred shares, and serial preferred shares of Eaton Corporation plc (the “preference shares”);
•ordinary shares of Eaton Corporation plc (the “ordinary shares”);
•depositary shares of Eaton Corporation plc (the “depositary shares”);
•warrants to purchase debt securities, ordinary shares, or preference shares of Eaton Corporation plc (the “warrants”); or
•units representing an interest in two or more of the debt securities (including any applicable guarantees), preference shares, ordinary shares, depositary shares and warrants listed above, which may or may not be separable from one another (the “units”).
This prospectus contains a general description of the securities we may offer. Each time we sell or issue securities we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering and the manner in which they may be offered. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. If so, the prospectus supplement or term sheet should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or term sheet, together with additional information described under the heading “Where You Can Find More Information,” before making an investment decision. As used in this prospectus, the terms “we,” “us,” “our,” “the Company” and “our company” refer to Eaton Corporation plc and not to its subsidiaries, unless the context otherwise requires, and “Eaton” refers to Eaton Corporation.

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FORWARD LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated into this prospectus by reference contain “forward-looking” statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Eaton Corporation plc does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:
•projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial measures;
•goals, intentions and expectations as to future trends, plans, and events;
•descriptions of anticipated plans or objectives of management for operations, products, or services;
•forecasts of performance; and
•assumptions regarding any of the foregoing.
Because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “forecast,” “guidance,” “may,” “possible,” “potential,” “predict,” “plan,” “project,” “should,” “target,” “will,” “would” or similar expressions.
By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections, and other outcomes described or implied in forward-looking statements will not be achieved. The following important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:
•unanticipated changes in the markets for the Company’s business segments;
•unanticipated downturns in business relationships with customers or their purchases from us;
•the potential effects on our businesses from natural disasters;
•the availability of credit to customers and suppliers; competitive pressures on sales and pricing; unanticipated changes in the cost of material and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies;
•unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions;
•strikes or other labor unrest;
•the impact of acquisitions and divestitures;
•unanticipated difficulties integrating acquisitions;

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•new laws and governmental regulations; interest rate changes; tax rate changes or exposure to additional income tax liability;
•stock market and currency fluctuations;
•war, civil or political unrest or terrorism;
•the course of the COVID-19 pandemic and government responses thereto;
•unanticipated deterioration of economic and financial conditions in the United States and around the world; and
•other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 which is incorporated by reference herein and any additional risks described in our other filings with the SEC.
Do not unduly rely on forward-looking statements. They represent our expectations about the future and are not guarantees. Forward-looking statements are only as of the date they are made, and, except as required by law, might not be updated to reflect changes as they occur after the forward-looking statements are made. We urge you to review the Company’s filings with the SEC for any updates to our forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Our ordinary shares are listed on the NYSE and information about us also is available there.
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below:
•Annual Report on Form 10-K for the year ended December 31, 2020 (including the sections incorporated by reference therein from our definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2021).
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.
•Current Reports on Form 8-K filed with the SEC on February 19, 2021 (Item 5.02 only), March 1, 2021, April 30, 2021 and May 4, 2021.
We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K.
Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.eaton.com. The contents of the website are not incorporated by reference into this prospectus. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Eaton Corporation plc
Eaton House, 30 Pembroke Rd.
Dublin 4, Ireland D04 Y0C2
Attn: Company Secretary
+353 1637 2900

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RISK FACTORS
Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. In addition, certain factors that may adversely affect the business of Eaton Corporation plc are discussed in our periodic reports referred to in “Where You Can Find More Information” above. For example, our Annual Report on Form 10-K for the year ended December 31, 2020 contains a discussion of significant risks that could be relevant to an investment in the securities. You should not purchase the securities described in this Prospectus unless you understand and know you can bear all of the investment risks involved.

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THE COMPANY
Eaton Corporation plc is a power management company with 2020 net sales of $17.9 billion. The Company’s mission is to improve the quality of life and environment through the use of power management technologies and services. The Company provides sustainable solutions that help its customers effectively manage electrical, hydraulic, and mechanical power—more safely, more efficiently and more reliably. As of June 30, 2021, the Company has approximately 85,000 employees in 60 countries and sells products to customers in more than 175 countries.
Our principal executive office is located at Eaton House, 30 Pembroke Rd., Dublin 4, Ireland, D04 Y0C2 and our telephone number is +353 1637 2900.
To find more information about us, please see the sections entitled “Where You Can Find More Information.”

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USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or term sheet, we will use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include additions to working capital, acquisitions, or the retirement of existing indebtedness via repayment, redemption, or exchange.

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DESCRIPTION OF DEBT SECURITIES
We, Eaton, Eaton Capital or our other Subsidiary Guarantors may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities offered will be described in a prospectus supplement or term sheet. Furthermore, since the terms of specific debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that is inconsistent with the information below.
The debt securities are governed by a document called an “indenture”. An indenture is a contract between us, Eaton and the Guarantors, if applicable, and a financial institution acting as Trustee on your behalf. The Trustee has two main roles. First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf. Second, the Trustee performs certain administrative duties for us.
The debt securities are to be issued under an indenture among us, Eaton, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). A form of the indenture for the debt securities (the “Indenture”) is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the Indenture. Our discussion of the Indenture provisions is only a summary and is not complete. You should read the Indenture, including changes to be filed as part of any supplemental prospectus, for a more complete understanding of the provisions we describe. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Because this section is a summary of the material terms of the Indenture, it does not describe every aspect of the debt securities. This summary is qualified in its entirety by the provisions of the Indenture, including definitions of certain terms used in the Indenture. For example, in this section, we use capitalized words to signify terms that are specifically defined in the Indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the Indenture. We also include references in parentheses to certain sections of the Trust Indenture Act. Whenever we refer to particular sections or defined terms of the Indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement or term sheet.
General
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued by Eaton and be Eaton’s unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness and will be guaranteed by the Company and/or any Subsidiary Guarantors, if applicable. In the case of debt securities issued by the Company or a Subsidiary Guarantor, such debt securities will be the relevant issuer’s unsecured obligations and will rank equally with all of their other unsecured and unsubordinated indebtedness and will be guaranteed by the Company, Eaton and/or any of the other Subsidiary Guarantors, if applicable. The Company, Eaton and/or a Subsidiary Guarantor that issues debt securities each is referred to herein as an “issuer”. The Company guarantee, the Eaton guarantee and any Subsidiary Guarantor guarantees, as applicable, will rank equally with all of their other unsecured and unsubordinated indebtedness.
Under the Indenture, any debt securities may be issued and offered under this prospectus and the accompanying prospectus supplement or term sheet (“offered debt securities”) or may be issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”).
With respect to the offered debt securities and any underlying debt securities, you should read the prospectus supplement or term sheet for the following terms and other material terms, which will be established by authority of the issuer’s Board of Directors or pursuant to an officer’s certificate or a supplement to the Indenture before the issuance of the debt securities:
•the title of the debt securities, whether the securities will be senior or subordinated and the issuer thereof if other than Eaton;

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•the total principal amount of the debt securities and any limit on the total principal amount of debt securities of each series;
•the date or dates when the principal of the debt securities will be payable or the method by which such date or dates will be determined or extended;
•the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or the method by which such rate or rates will be determined, the date or dates from which any interest will accrue, or the method by which such date or dates will be determined, the interest payment dates, the record dates for such payments, if any, or how such date or dates will be determined and the basis upon which interest will be calculated, if other than that of a 360-day year or twelve 30-day months;
•whether the amount of payments of principal of (or premium, if any), or interest on, the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more Currencies, commodities, equity indices or other indices) and how such amounts will be determined;
•any optional redemption provisions;
•if debt securities are not guaranteed by the Company and any modifications to such guarantee;
•whether debt securities are guaranteed by any Subsidiary Guarantors and/or the Company, as applicable, and any deletions from, modifications to, or additions to such guarantees, Events of Default or covenants with respect to such guarantees;
•any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•if other than U.S. dollars, the Currency or Currencies in which the debt securities are denominated and/or payable;
•if other than denominations of $2,000 and integral multiples of $1,000 thereafter in the case of Registered Securities, the denominations in which the offered debt securities will be issued;
•if not the principal amount of the debt securities, the portion of the principal amount at which the debt securities will be issued and, if not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how that portion will be determined;
•the form of the debt securities, if other than a registered global note, including whether the debt securities are to be issuable in permanent or temporary global form, as Registered Securities, Bearer Securities or both, any restrictions on the offer, sale or delivery of Bearer Securities, and the terms, if any, upon which you may exchange Bearer Securities for Registered Securities and vice versa (if permitted by applicable laws and regulations);
•any modifications or additions to the provisions of Article Fourteen of the Indenture described below under “—Defeasance and Covenant Defeasance” if that Article is applicable to the debt securities;
•any changes or additions to the Events of Default or our covenants with respect to the debt securities;
•the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion, and/or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

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•whether the issuer or a holder may elect payment of the principal or interest in one or more Currencies other than that in which such debt securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which they are stated to be payable and the Currency or Currencies in which they are to be so payable;
•if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;
•the designation of the initial Exchange Rate Agent, if applicable;
•the Person to whom any interest on any Registered Security of the series will be payable, if other than the registered holder as of the close of business on the Regular Record Date, the manner in which, or the Person to whom, any interest on any Bearer Security of the series will be payable, if not upon presentation and surrender of the coupons relating to the Bearer Security as they mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid if not in the manner provided in the Indenture;
•whether and under what circumstances the issuer will pay additional amounts as contemplated under the Indenture (“Additional Amounts”) in respect of any tax, assessment, or governmental charge and, if so, whether the issuer will have the option to redeem the debt securities rather than pay the Additional Amounts (and the terms of any such option);
•any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;
•whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;
•in the case of convertible securities, any terms by which they may be convertible into ordinary shares;
•if the issuer issues the debt securities in definitive form, the terms and conditions under which definitive securities will be issued;
•if the issuer issues the debt securities upon the exercise of warrants, the time, manner, and place for them to be authenticated and delivered;
•the manner for paying principal and interest and the manner for transferring the debt securities; and
•any other terms of the debt securities that are consistent with the requirements of the Trust Indenture Act.
For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest on debt securities will include Additional Amounts if required by the terms of the debt securities.
The Indenture does not limit the amount of debt securities that the issuer is authorized to issue from time to time. When a single Trustee is acting for all debt securities issued under the Indenture, those Securities are called the “Indenture Securities.” The Indenture also provides that there may be more than one Trustee thereunder, each for a series of Indenture Securities. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term “Indenture Securities” means the series of debt securities for which each respective Trustee is acting. If there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee will apply only to the Indenture Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would be treated as if issued under separate indentures.

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The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
The issuer may issue Indenture Securities with terms different from those of Indenture Securities already issued. Without the consent of the holders thereof, the issuer may reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of that series unless the reopening was restricted when that series was created.
There is no requirement that the issuer issue debt securities in the future under the Indenture, and the issuer may use other indentures or documentation containing different provisions in connection with future issues of such other debt securities.
We and/or an issuer, as applicable, may issue the debt securities as “original issue discount securities”, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe Irish tax and/or United States federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement or term sheet relating to them.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars. If any series of debt securities is sold for, payable in or denominated in one or more foreign Currencies, the issuer will specify applicable restrictions, elections, tax consequences, specific terms and other information in the applicable prospectus supplement or term sheet. For further information regarding foreign currency debt securities, see “—Foreign Currency Risk— Fluctuations and Controls” below.
Payment of the purchase price of the debt securities must be made in immediately available funds.
As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation, or executive order to close in The City of New York; provided, however, that, with respect to foreign currency debt securities, the day is also not a day on which commercial banks are authorized or required by law, regulation, or executive order to close in the Principal Financial Center of the country issuing the specified currency (or, if the specified currency is the euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); and provided further that, with respect to debt securities as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day.
“London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.
“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

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and in the event the LIBOR Currency is euro, the “Principal Financial Center” is London.
“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.
The authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000, subject to a minimum denomination of $2,000. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.
Ranking
The debt securities, unless otherwise more fully described in a related prospectus supplement or term sheet, will be:
•the unsecured unsubordinated obligations of the issuer and will rank equally with all of the issuer’s other unsecured unsubordinated indebtedness;
•effectively subordinated to any existing or future secured obligations of the issuer, to the extent of the value of the collateral securing such obligations;
•senior in right of payment to any obligations of the issuer, that are by their terms expressly subordinated or junior in right of payment to the debt securities; and
•structurally subordinated to the obligations of the subsidiaries of the issuer that do not guarantee the debt securities.
As more fully described in a related prospectus supplement or term sheet, in the case of debt securities issued by the Company or a Subsidiary Guarantor, such debt securities will be the relevant issuer’s unsecured obligations and will rank equally with all of their other unsecured and unsubordinated indebtedness and may be guaranteed by the Company, Eaton and/or any of the other Subsidiary Guarantors, if applicable. The guarantees of the debt securities, unless otherwise more fully described in a related prospectus supplement or term sheet:
•will be the unsubordinated obligations of each Guarantor;
•will rank equally in right of payment with any existing and future unsubordinated indebtedness of each Guarantor;
•will be senior in right of payment to any obligations of each Guarantor that are by their terms expressly subordinated or junior in right of payment to the guarantees of the debt securities; and
•will be effectively subordinated to any existing or future secured obligations of each Guarantor, to the extent of the value of the collateral securing such obligations.
Guarantees
Payment of principal of, premium, if any, and interest, and Additional Interest, if any, on the debt securities may be guaranteed, on an unsecured, unsubordinated basis by us and/or certain of our subsidiaries. Each guarantee will be full and unconditional and joint and several. As more fully described in a related prospectus supplement or term sheet, in the case of debt securities issued by the Company or a Subsidiary Guarantor, the Eaton guarantee and any Subsidiary Guarantors guarantee securities will be Eaton’s and the relevant Subsidiary Guarantor’s unsecured obligations and will rank equally with all of their other unsecured and unsubordinated indebtedness. The Company directly or indirectly owns 100% of Eaton and the other Guarantors.

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As described in the applicable prospectus supplement or term sheet, the debt securities may be guaranteed by the Company, Eaton, and/or the Guarantors. In addition, unless described otherwise in the related prospectus supplement or term sheet, we will cause any Subsidiary, other than Excluded Persons, that is or becomes, within 30 days of being or becoming, the issuer or co-issuer of, or borrower or guarantor under, any series of debt securities or any syndicated credit facility or to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Subsidiary or such person irrevocably and unconditionally guarantees the debt securities on an unsecured, unsubordinated basis.
The obligations of each Guarantor under its guarantee of the debt securities will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law; this limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance.
Any guarantee of the debt securities by a Guarantor that is a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:
a.the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition, or distribution of such Guarantor to a Person that is not Eaton or one of its Subsidiaries, or a dissolution) resulting in such Guarantor ceasing to be a Subsidiary;
b.the merger, amalgamation or consolidation of any Guarantor with and into Eaton, the Company or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation;
c.upon the issuer’s exerise of either of its defeasance options with respect to such debt securities as described under “—Defeasance and Covenant Defeasance” or the issuer’s obligations under the Indenture with respect to the debt securities being discharged in accordance with the terms of the Indenture;
d.to the extent such Guarantor does not remain an issuer or co-issuer of or borrower or guarantor under any U.S. debt securities or U.S. syndicated credit facilities, such Guarantor becoming an Excluded Person;
e.in the event of a release or discharge of the guarantee by, or direct obligation of, such Guarantor of its obligations under any series of debt securities or any syndicated credit facility which resulted in such Guarantor being required to guarantee the debt securities, except a discharge or release by or as a result of payment in connection with the enforcement of remedies under such guarantee or direct obligation; or
f.with the consent of holders holding the requisite percentage of such series of debt securities pursuant to the terms of the Indenture.
Any guarantee of the debt securities by a direct or indirect parent of Eaton (other than the Company) shall provide by its terms that it shall be automatically and unconditionally released and discharged, to the extent such Guarantor does not remain an issuer or co-issuer of or borrower or guarantor under any debt securities or syndicated credit facilities, if, at any time after becoming a Guarantor:
a.such Guarantor becomes prohibited by any applicable law, rule or regulation binding on such Guarantor or its properties from guaranteeing the obligations under the Indenture;
b.upon the issuer’s exerise of its covenant defeasance option with respect to such debt securities as described under “—Defeasance and Covenant Defeasance—Covenant Defeasance” or the issuer’s obligations under the Indenture with respect to the debt securities being discharged in accordance with the terms of the Indenture;

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c.with the consent of holders holding the requisite percentage of such series of debt securities pursuant to the terms of the Indenture; or
d.remaining a Guarantor would, in our reasonable determination, result in material adverse tax consequences to Eaton or any of its Subsidiaries.
The Indenture does not contain any release provisions for guarantees of debt securities by the Company, if applicable.
Optional Redemption, Repayment and Repurchase
The prospectus supplement or term sheet for a debt security will indicate whether the issuer will have the option to redeem the debt security before the stated maturity and the price and date or dates on which redemption may occur. If the issuer is allowed to redeem a debt security, the issuer may exercise the option by notifying the Trustee and the paying agent at least 15 days prior to the redemption date (or such earlier time as may be agreed to by the Trustee). Unless described otherwise in the related prospectus supplement or term sheet, at least ten but not more than 60 days before the redemption date, we, or at our request, the Trustee, will mail or, in the case of global securities, electronically deliver, notice of redemption to the holders. If a debt security is only redeemed in part, the issuer will issue a new debt security or debt securities for the unredeemed portion.
The prospectus supplement or term sheet relating to a debt security will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.
For a debt security to be repaid at your election, the paying agent must receive, at least 30 but not more than 45 days prior to an optional repayment date, if, in certificated form, such debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the debt security and the form entitled “Option to Elect Repayment” will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a debt security for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the debt security, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your debt security will be cancelled, and the issuer will issue a new debt security or debt securities for the remaining amount.
The Depository Trust Company or its nominee will be the holder of each global security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a global security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold your interest to notify The Depository Trust Company. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.
Regardless of anything in this prospectus, if a debt security is an OID Note (as defined below) (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the debt security that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

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Regardless of anything in this prospectus, if a debt security is an OID Note (as defined below) (other than an Indexed Note), the amount payable in the event of acceleration shall be the portion of principal amount specified in the terms of that series of notes to be due and payable immediately.
The issuer may at any time purchase debt securities at any price in the open market or otherwise. The issuer may hold, resell, or surrender for cancellation any debt securities that the issuer purchases.
Conversion and Exchange
If you may convert or exchange debt securities for other Securities, the prospectus supplement or term sheet will explain the terms and conditions of such conversion or exchange, including:
•the conversion price or exchange ratio (or the calculation method);
•the conversion or exchange period (or how such period will be determined);
•if conversion or exchange will be mandatory, at your option or at our option;
•provisions for adjustment of the conversion price or the exchange ratio; and
•provisions affecting conversion or exchange in the event of the redemption of the debt securities.
The terms may also include provisions under which the number or amount of other Securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other Securities as of a time stated in the prospectus supplement or term sheet.
Issuance of Securities in Registered Form
The issuer may issue the debt securities in registered form, in which case the issuer will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders. The issuer will issue registered debt securities in book-entry form only, unless the issuer specifies otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary. Financial institutions that participate in the depositary’s book-entry system will hold beneficial interests in the debt securities held by or on behalf of the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, the issuer will recognize only the depositary or its nominee as the holder of the debt securities and the issuer will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities or the indenture.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through an indirect participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.

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Legal Holders. An issuer’s obligations, as well as the obligations of the trustee and those of any third parties employed by such issuer or the trustee, run only to the legal holders of the debt securities. The issuer does not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because the issuer is issuing the debt securities only in book-entry form.
For example, once the issuer makes a payment or gives a notice to the holder, the issuer has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if the issuer wants to obtain the approval of the holders for any purpose (for example, to amend the Indenture or to relieve such issuer of the consequences of a default or of the issuer’s obligation to comply with a particular provision of the Indenture), the issuer would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement, or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the indirect holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Interest and Interest Rates
General
Each debt security will begin to accrue interest from the date it is originally issued or from a specified date. The related prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note, or an Indexed Note and set forth the interest rate or describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.
A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a debt security that combines fixed and floating rate terms.

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Each interest payment on a debt security will include interest accrued from, and including, the issue date, a specified date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date (as defined below), as the case may be.
Fixed Rate Notes
The prospectus supplement or term sheet for debt securities with a fixed interest rate (“Fixed Rate Notes”) will specify a fixed interest rate payable semiannually in arrears on dates specified in such prospectus supplement or term sheet (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Unless otherwise specified in a prospectus supplement or term sheet, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date on the payment so deferred. Interest on Fixed Rate Notes will be paid to holders of record as of the close of business on the Regular Record Date. Unless otherwise specified in a prospectus supplement or term sheet, a “Regular Record Date” will be the 15th calendar day (whether or not a Business Day) preceding the applicable Interest Payment Date.
Original Issue Discount Notes
An issuer may issue OID Notes (including zero coupon debt securities), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the Note and is paid on the Maturity Date. Upon a redemption, repayment, or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “—Optional Redemption, Repayment and Repurchase.” This amount normally is less than the amount payable on the stated maturity date.
Amortizing Notes
An issuer may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt security (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.
Floating Rate Notes
Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a “Floating Rate Note.” That basis or formula may be based on:
•the CD Rate;
•the Commercial Paper Rate;
•LIBOR;
•EURIBOR;
•the Federal Funds Rate;
•the Prime Rate;
•the Treasury Rate;

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•the CMT Rate;
•the Eleventh District Cost of Funds Rate; or
•another negotiated interest rate basis or formula.
The prospectus supplement or term sheet will also indicate any Spread and/or Spread Multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
The issuer will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. The calculation agent for each Floating Rate Note will be indicated in the applicable prospectus supplement or term sheet.
Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.
Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date (as defined below) for the Floating Rate Note.
Change of Interest Rate. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually, or on some other specified basis. This period is an “Interest Reset Period” and the first day of each Interest Reset Period is an “Interest Reset Date.” Unless otherwise specified in a prospectus supplement or term sheet, the Interest Reset Date will be:
•for Notes with interest that resets daily, each Business Day;
•for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;
•for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;
•for Notes with interest that resets monthly, the third Wednesday of each month;
•for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;
•for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and
•for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.
The related prospectus supplement or term sheet will describe the initial interest rate or interest rate formula on each Note. That rate will be effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

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Date Interest Rate Is Determined. The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).
The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.
The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.
The Interest Determination Date for all Commercial Paper Rate, Federal Funds Rate and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.
The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.
The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.
Payment of Interest. Unless otherwise specified in a prospectus supplement or term sheet, interest is paid as follows:
•for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;
•for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;
•for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;
•for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”); and
•at maturity, redemption or repayment.
Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record as of the close of business on the Regular Record Date, which is the 15th day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day then the Interest Payment Date will be postponed to the next Business Day. However, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note due on that date will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date on the payment so deferred.

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Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).
CD Rate Notes. The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.
The following procedures will be followed if the CD Rate cannot be determined as described above:
•If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable U.S. dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”
•If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or underwriter or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The issuer will select and identify the three dealers referred to above.
•If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date, provided, that if the initial interest rate is in effect on such Interest Determination Date, it will remain in effect for the new Interest Reset Period.
“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.
Commercial Paper Rate Notes. The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper—Nonfinancial.”
The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

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•If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper—Nonfinancial.”
•If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or underwriter or its affiliates) as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The issuer will select and identify the three dealers referred to above.
•If fewer than three dealers selected by the issuer are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date, provided, that if the initial interest rate is in effect on such Interest Determination Date, it will remain in effect for the new Interest Reset Period.
“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
Money Market Yield = D x 360
------------------ x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.
LIBOR Notes. The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such prospectus supplement or term sheet as such rate is displayed on Reuters (or any successor service nominated by the ICE Benchmark Administration Limited or any successor thereto) on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) (or Bloomberg L.P.’s page “BBAM” or any other page as may replace such page on such service, any successor service or such other service as may be nominated as the information vendor for the purpose of displaying rates or prices comparable to LIBOR for the designated LIBOR Currency) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.
The following procedure will be followed if LIBOR cannot be determined as described above:
•The calculation agent shall request the principal London offices of each of four major reference banks (which may include an agent or underwriter or its affiliates) in the London interbank market, as selected and identified by the issuer, to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time described in the prospectus supplement or term sheet. If at least two such quotations are so provided, then LIBOR on such LIBOR

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Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include an agent or underwriter or its affiliates) in such Principal Financial Center selected and identified by the issuer for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable prospectus supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time described in the applicable prospectus supplement or term sheet; provided, however, that if the banks so selected by the issuer are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date, provided, that if the initial interest rate is in effect on such LIBOR Interest Determination Date, it will remain in effect for the new Interest Reset Period.
“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.
EURIBOR Notes. The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR01 (or any other page as may replace that page on that service) as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.
The following procedure will be followed if EURIBOR cannot be determined as described above:
•EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market (which may include an agent or underwriter or its affiliates) selected and identified by the issuer: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount at the time described in the applicable prospectus supplement or term sheet. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.
•If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone (which may include an agent or underwriter or its affiliates selected and identified by the issuer: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time described in the applicable prospectus supplement or term sheet.
•If fewer than three banks selected by the issuer are quoting as described above, EURIBOR determined as of such EURIBOR Interest Determination Date will be EURIBOR in effect on such EURIBOR Interest Determination Date, provided that if the initial interest rate is in effect on such EURIBOR Interest Determination Date, it will remain in effect for the new Interest Reset Period.
Federal Funds Rate Notes. The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate,” the “Federal Funds Open Rate” or the “Federal Funds Target Rate,” as specified in the applicable prospectus supplement or term sheet. The Federal Funds Rate is the rate determined by the

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calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:
•If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for U.S. dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”
•The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include an agent or underwriter or its affiliates) selected and identified by the issuer prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the issuer are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such Federal Funds Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.
•If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Federal Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.
•The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the issuer and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include an agent or underwriter or its affiliates) selected and identified by the issuer prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such Federal Funds Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.

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•If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=“).
•The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents, underwriters or their affiliates) selected and identified by the issuer prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the issuer are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such Federal Funds Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.
Prime Rate Notes. The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”
The following procedures will be followed if the Prime Rate cannot be determined as described above:
•If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 a.m., New York City time on that Interest Determination Date.
•If fewer than four rates appear on the Reuters Page USPRIME1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent, underwriter or its affiliates, in The City of New York selected and identified by the issuer.
•If the banks selected by the issuer are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date, provided, that if the initial interest rate is in effect on such Interest Determination Date, it will remain in effect for the new Interest Reset Period.
“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.
Treasury Rate Notes. The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such prospectus supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may

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replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related calculation date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15(519) under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such Treasury Rate Interest Determination Date of such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include an agent or underwriter or its affiliates) selected and identified by the issuer for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement or term sheet; provided, however, that if the dealers so selected by the issuer are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such Treasury Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.
The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
bond equivalent yield = D x N
------------------ x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.
CMT Rate Notes. The “CMT Rate” for any Interest Determination Date is as follows:
•If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date.
•If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption “Treasury constant maturities.”

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•If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the issuer determines to be comparable to the rate that would otherwise have been published in H.15(519).
•If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents, underwriters or their affiliates) (each, a “reference dealer”) selected and identified by the issuer from five such reference dealers selected and identified by the issuer and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time described in the applicable prospectus supplement or term sheet. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected and identified by the issuer from five such reference dealers selected and identified by the issuer and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time described in the applicable prospectus supplement or term sheet. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such CMT Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.
•If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

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•If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”
•If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.
•If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected and identified by the issuer from five such reference dealers selected and identified by the issuer and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time as described in the applicable prospectus supplement or term sheet. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected and identified by the issuer from five such reference dealers selected and identified by the issuer and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time as described in the applicable prospectus supplement or term sheet. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such CMT Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.

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Eleventh District Cost of Funds Rate Notes. The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 a.m., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”
The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:
•If the rate is not displayed on the relevant page as of 11:00 a.m., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.
•If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date, provided, that if the initial interest rate is in effect on such Interest Determination Date, it will remain in effect for the new Interest Reset Period.
Indexed Notes
We or another issuer may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which are called “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.
If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by the issuer or another issuer, as applicable at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional Irish tax and/or United States federal income tax considerations.

Renewable Notes
We or another issuer may issue debt securities, which are called “Renewable Notes,” that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet. In addition, the issuer may issue debt securities whose stated maturity date may be extended at the option of the holder for one or more periods, as more fully described in the prospectus supplement or term sheet relating to such securities.
The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to

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terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the Maturity Date cannot be renewed.
If a Renewable Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee. Specific information pertaining to Irish tax and/or United States federal income tax considerations for Renewable Notes will be described in an applicable prospectus supplement or term sheet.
Extendible Notes
We or another issuer may issue debt securities, which are called “Extendible Notes,” whose stated Maturity Date may be extended at the issuer’s option for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet.
The issuer may exercise its option to extend the Extendible Notes by notifying the applicable trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective Maturity Date. If the issuers elect to extend the Extendible Notes, the trustee (or paying agent) will mail or deliver electronically in the case of global securities (at least 40 days prior to the Maturity Date) to the registered holder of the Extendible Notes a notice (an “Extension Notice”) informing the holders of the issuer’s election, the new Maturity Date and any updated terms. Upon the giving of the Extension Notice, the maturity of the Extendible Notes will be extended automatically as set forth in the Extension Notice.
However, the relevant issuer may, not later than 20 days prior to the Maturity Date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at the issuer’s option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable trustee (or paying agent) to mail or deliver electronically in the case of global securities notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holders of the Notes. The notice will be irrevocable.
If the issuers elect to extend the maturity of Extendible Notes, the holders of the Notes will have the option to instead elect repayment of the Notes by an issuer on the Maturity Date in effect prior to such extension, at a price equal to the principal amount thereof, plus interest accrued to such date. In order for an Extendible Note to be so repaid on the Maturity Date, the relevant issuer must receive, at least 25 days but not more than 35 days prior to the Maturity Date:
(1) the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Note duly completed; or
(2) a facsimile transmission or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, will be received by the applicable trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission or letter; provided, however, that the facsimile

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transmission or letter will only be effective if the Note and form duly completed are received by the applicable trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.
If an Extendible Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee. Specific information pertaining to Irish tax and/or United States federal income tax considerations for the Extendible Notes will be described in an applicable prospectus supplement or term sheet.
Additional Mechanics
Form, Exchange and Transfer
We and/or an issuer, as applicable, may issue debt securities as follows:
•as Registered Securities;
•as Bearer Securities (with interest coupons attached unless otherwise stated in the prospectus supplement or term sheet);
•as both Registered Securities and Bearer Securities;
•in denominations that are even multiples of $2,000 and $1,000 thereafter for Registered Securities and even multiples of $5,000 for Bearer Securities; or
•in global form. See “—Global Securities.”
You may have your Registered Securities separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” If provided in the prospectus supplement or term sheet, you may exchange your Bearer Securities with all unmatured coupons, except as provided below, and all matured coupons which are in default for Registered Securities of the same series as long as the total principal amount is not changed. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant interest payment dates will be surrendered without the coupon relating to such interest payment dates. Interest will not be payable in respect of the Registered Security issued in exchange for that Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless we or another issuer specify otherwise in the prospectus supplement or term sheet, we or such issuer or issuers will not issue Bearer Securities in exchange for Registered Securities.
You may transfer Registered Securities of a series and you may exchange debt securities of a series at the designated corporate trust office or agency of the Trustee. The Trustee will act as an issuer’s agent for registering Registered Securities in the names of holders and transferring debt securities. The issuer may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Security Registrar.” The Security Registrar also will perform transfers.

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You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership.
If the issuer designates additional transfer agents, the issuer will name them in the accompanying prospectus supplement or term sheet. The issuer may cancel the designation of any particular transfer agent. The issuer may also approve a change in the office through which any transfer agent acts.
If the issuer redeems less than all of the Securities of a redeemable series, the issuer may block the transfer or exchange of Securities during the period beginning 15 days before the day the gives mails the notice of redemption or publishes the notice (in the case of Bearer Securities) and ending on the day of that giving or publication, as the case may be, in order to freeze the list of holders to prepare the giving or publishing. The issuer may also decline to register transfers or exchanges of debt securities selected for redemption, except that the issuer will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If the offered debt securities are redeemable, the issuer will describe the procedures for redemption in the accompanying prospectus supplement or term sheet.
Any Bearer Security, including any debt security that is exchangeable for a Bearer Security or that is in global form and is either a Bearer Security or exchangeable for Bearer Securities, will not be mailed or otherwise delivered to any location in the United States (as defined under “Limitations on Issuance of Bearer Securities”). A Bearer Security, other than temporary global debt securities and Bearer Securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii), may not be delivered in definitive form, and no interest will be paid on them, unless the person entitled to receive it furnishes written certification of the beneficial ownership of the Bearer Security, as required by Treasury Regulation Sections 1.163-5(c)(2)(i)(D)(3)(i) or an electronic certificate described in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). For Bearer Securities issued in permanent global form, certification must be given in connection with notation of a beneficial owner’s interest in it upon the original issuance of the debt security. See “Limitations on Issuance of Bearer Securities.”
Each Bearer Security, other than a temporary global Bearer Security, and any coupon attached thereto, will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”
In this “Additional Mechanics” section of this prospectus, “you” means direct holders and not indirect holders of debt securities.
Payment and Paying Agents
The issuer will pay interest to you, if you are listed in the Trustee’s records as the owner of your debt security at the close of business on a particular day in advance of each due date for interest on your debt security. Interest will be paid to you if you are listed as the owner even if you no longer own the debt security on the interest due date. That particular day is called the “Regular Record Date” and is defined in the prospectus supplement or term sheet. Persons who are listed in the Trustee’s records as the owners of debt securities at the close of business on a particular day are referred to as “holders.” Holders buying and selling debt securities must work out between themselves the appropriate purchase price since the issuer will pay all the interest for an interest period to the holders on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.
The issuer will deposit interest, principal, and any other money due on the debt securities with the Paying Agent that the issuer names in the prospectus supplement or term sheet.

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If you plan to have a bank or brokerage firm hold your securities, you should ask them for information on how you will receive payments.
If the issuer issues Bearer Securities, unless the issuer provides otherwise in the prospectus supplement or term sheet, the issuer will maintain an office or agency outside the United States for the payment of all amounts due on the Bearer Securities. If the issuer lists the debt securities on any stock exchange located outside the United States, the issuer will maintain an office or agency for those debt securities in any city located outside the United States required by that stock exchange. The issuer will specify the initial locations of such offices and agencies in the prospectus supplement or term sheet. Unless otherwise provided in the prospectus supplement or term sheet, the issuer will make payment of interest on any Bearer Securities on or before Maturity only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement or term sheet, the issuer will not make payment with respect to any Bearer Security at any of its offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, the issuer will make payments of principal of (and premium, if any) and interest on Bearer Securities payable in U.S. dollars at the office of its Paying Agent in The City of New York if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.
The issuer may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.
Events of Default
You will have special rights if an Event of Default occurs as to the debt securities of your series which is not cured, as described later in this subsection. Please refer to the prospectus supplement or term sheet for information about any changes to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
What Is an Event of Default? The term “Event of Default” as to the debt securities of your series means any of the following:
•the issuer does not pay the principal of (or premium, if any) on a debt security of such series on its due date;
•the issuer does not pay interest on a debt security of such series within 30 days of its due date;
•the issuer does not make or satisfy any sinking fund payment in respect of debt securities of such series within 30 days of its due date;
•we and/or an issuer remains in breach of a covenant in respect of debt securities of such series for 90 days after we or the relevant issuer receives a written notice of default stating we or such issuer is in breach. The notice must be sent by either the Trustee or holders of 30% of the principal amount of debt securities of such series;
•the guarantees of the debt securities of any series by the Company, Eaton, or any Subsidiary that is a Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be, or is asserted by us or any of the foregoing not to be, in full force and effect or enforceable in accordance with its terms, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture;
•we or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) files for bankruptcy, or certain other events in bankruptcy, insolvency, or reorganization occur; or

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•there occurs any other Event of Default as to debt securities of the series described in the prospectus supplement or term sheet.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture.
The Trustee may withhold notice to the holders of debt securities of a particular series of any default if it considers its withholding of notice to be in the interest of the holders of that series, except that the Trustee may not withhold notice if the default is in the payment of principal of (or premium, if any), or interest on, the debt securities.
Remedies if an Event of Default Occurs. If an Event of Default has occurred and we or an issuer has not cured it, the Trustee or the holders of 30% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable by notifying the relevant issuer (and the Trustee, if the holders give notice) in writing. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series by notifying the relevant issuer (and the Trustee) in writing.
Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee security or indemnity against costs, expenses and liability satisfactory to the Trustee (called an “indemnity”). If satisfactory indemnity is provided, the holders of a majority in principal amount of the Outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interest relating to the debt securities, the following must occur:
•you must give the Trustee written notice that an Event of Default has occurred and remains uncured;
•the holders of 30% in principal amount of all of the debt securities of the relevant series must make a written request that the Trustee take action because of the default and must offer indemnity satisfactory to the Trustee against the cost, expenses and liabilities of taking that action;
•the Trustee must not have instituted a proceeding for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the debt securities must not have given the Trustee a direction inconsistent with the above notice during such 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than the following:
•the payment of principal of, any premium, interest or Additional Amounts on any debt security or related coupon; or
•in respect of a covenant that under Article Ten of the Indenture cannot be modified or amended without the consent of each holder.

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If your securities are held for you by a bank or brokerage firm, you should consult them for information on how to give notice or direction to the Trustee or make a request of the Trustee and how to make or cancel a declaration of acceleration.
Each year, we will furnish the Trustee with a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the Indenture and the debt securities, or else specifying any default.
Modification or Waiver
There are three types of changes that we can make to the Indenture and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•a change of the Stated Maturity of the principal of or interest on a debt security;
•a reduction of any amounts due on a debt security;
•a reduction of the amount of principal payable upon acceleration of the Maturity of a Security following a default;
•an adverse effect on any right of repayment at your option;
•a change of the place (except as otherwise described in this prospectus) or Currency of payment on a debt security;
•impairment of your right to sue for payment;
•a reduction of the percentage of holders of debt securities whose consent is needed to modify or amend the Indenture;
•a reduction of the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;
•a modification of any other aspect of the provisions of the Indenture dealing with modification and waiver of past defaults, the quorum or voting requirements of the debt securities or provisions relating to the waiver of certain covenants, except to increase any percentage of consents required to amend the Indenture or for any waiver or to add certain provisions that cannot be modified without the approval of each holder; or
•a change of any of our obligations to pay Additional Amounts.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of a majority of the principal amount of Outstanding debt securities of the series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the Outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the Indenture or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the Outstanding debt securities listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.
Changes Not Requiring Approval. The third type of change does not require any vote by you as holders of Outstanding debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Outstanding debt securities in any material respect.

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Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the Maturity of the debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement or term sheet; and
•for debt securities denominated in one or more foreign Currencies or Currency units, we will use the U.S. dollar equivalent.
Debt securities will not be considered Outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance and Covenant Defeasance.”
The issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of debt securities that are entitled to vote or take other action under the Indenture. If the issuer sets a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of debt securities of that series on the record date.
If your securities are held by a bank or brokerage firm, you should consult them for information on how approval may be granted or denied if we seek to change the Indenture or the debt securities or request a waiver.
The Indenture contains provisions for convening meetings of the holders of debt securities issued as Bearer Securities. A meeting may be called at any time by the Trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the Outstanding debt securities of that series, upon notice given as provided in the Indenture.
Except for any consent that must be given by the holder of each debt security affected thereby, as described above, the holders of a majority in principal amount of the Outstanding debt securities of a series may adopt any resolution presented at a meeting at which a quorum is present. However, any resolution with respect to any action which the Indenture expressly provides may be taken by a specified percentage less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by vote of that specified percentage. Any resolution passed or decision taken at any meeting of holders of debt securities of a series in accordance with the Indenture will be binding on all holders of debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding debt securities of a series, except that if any action is to be taken at such meeting which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of that series will constitute a quorum.
Notwithstanding the above, if any action is to be taken at a meeting of holders of debt securities of a series that the Indenture expressly provides may be taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby or of the holders of such series and one or more additional series:
•there will be no minimum quorum requirement for that meeting; and
•the principal amount of the Outstanding debt securities of that series that vote in favor of such action will be taken into account in determining whether that action has been taken under the Indenture.

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Global Securities
What Is a Global Security? The issuer usually will issue debt securities as registered securities in book-entry form. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that the issuer deposits with, or on behalf of, and registers in the name of a financial institution or its nominee that the issuer selects. The financial institution that we select for this purpose is called the depositary. Unless the issuer specifies otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect owner of a beneficial interest in the global security.
Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above.
•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the Trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the Trustee also do not supervise the depositary in any way.
•If the issuer redeems less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

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•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for debt securities of the same series in non-book-entry form (certificated debt securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.
The special situations for termination of a global security are as follows:
•If the depositary notifies the issuer that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and the issuer does not appoint another institution to act as depositary within 90 days,
•if the issuer notifies the trustee that the issuer wishes to terminate that global security (subject to the depositary’s procedures), or
•if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults above under “—Events of Default.”
The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and not the issuer or the trustee, will be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Limitations on Issuance of Bearer Securities
In compliance with United States federal tax laws and regulations, Bearer Securities (including debt securities that are exchangeable for Bearer Securities and debt securities in permanent global form that are either Bearer Securities or exchangeable for Bearer Securities) may not be offered, sold, resold or delivered, directly or indirectly, in connection with their original issuance in the United States or to United States persons, each as defined below, except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D) including offers and sales to offices of United States financial institutions (as defined in Treasury Regulations Section 1.165-12(c)(1)(iv)) located outside the United States and which agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of debt securities, directly or indirectly, must agree in writing that they will not offer, sell or resell any Bearer Securities to persons within the United States or to United States persons (except as described above) or deliver Bearer Securities within the United States other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, agents and dealers must represent in writing that they have in effect, in connection with the offer and sale of the debt securities, procedures reasonably designed

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to ensure that their employees or agents who are directly engaged in selling the debt securities are aware that Bearer Securities cannot be offered or sold to a person who is within the United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D). Furthermore, the owner of the obligation, or the financial institution or clearing organization through which the owner holds the obligation, must certify to us that the owner is not a United States person.
Bearer Securities and any coupons attached thereto will bear the following legend:
“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the United States Internal Revenue Code.”
The sections referred to in the above legend provide that, with exceptions, a United States person who holds the Bearer Security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of the Bearer Security or coupon.
Purchasers of Bearer Securities may be affected by limitations under United States tax laws. The applicable prospectus supplement or term sheet will describe the limitations for any Bearer Securities relating thereto.
For purposes of the laws and regulations described in this section, “United States person” means:
•an individual who is, for United States federal income tax purposes, a citizen or resident of the United States;
•a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.
“United States” means the United States of America, including the States and the District of Columbia, its territories and its possessions.
Resignation of Trustee
Each Trustee may resign or be removed with respect to one or more series of Indenture Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under the Indenture, each such Trustee will be a Trustee of a trust separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.
Material Covenants
Merger, Consolidation, or Sale of Assets
Under the terms of the Indenture, the Company and Eaton are generally permitted to consolidate or merge with another firm. The Company and Eaton are also permitted to sell or transfer our and their assets substantially as

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an entirety to another firm. However, the Company and Eaton may not take any of these actions unless all of the following conditions are met:
•where the Company or Eaton merge or consolidate out of existence or the Company or Eaton sell or transfer their assets substantially as an entirety, the resulting firm must agree to be legally responsible for all obligations under the debt securities and the Indenture;
•the merger, consolidation, or sale or transfer of assets substantially as an entirety must not cause a default under the debt securities. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described above under “—Events of Default;”
•where Eaton merges or consolidates out of existence or sells or transfers its assets substantially as an entirety, the resulting firm (if a corporation) must be a corporation organized under the laws of the United States or any state thereof or the District of Columbia;
•where the Company merges or consolidates out of existence or sells or transfers its assets substantially as an entirety, the resulting firm (if a corporation) must be a corporation organized under the laws of any member state of the European Union or the United States or any state thereof or the District of Columbia;
•under the Indenture, neither the Company nor Eaton may merge, consolidate, or sell or transfer their assets substantially as an entirety if, as a result, any of their property or assets or any property or assets of a Restricted Subsidiary (as defined in the Indenture) would become subject to any mortgage, lien or other encumbrance unless either:
◦the mortgage, lien, or other encumbrance could be created pursuant to the Indenture (see “—Limitation on Liens”) without equally and ratably securing the debt securities; or
◦the debt securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance; and
•the Company, or Eaton, as applicable, must deliver certain certificates and documents to the Trustee where the Company or Eaton merge or consolidate out of existence.
Limitation on Sale and Leaseback Transactions
Under the terms of the Indenture, the Company will not, and will not permit any Significant Subsidiary to, sell or transfer any Principal Property owned by the Company or any Significant Subsidiary with the intention of taking back a lease on such property unless:
•the sale or transfer of property is made within 180 days after the later of the date of
◦the acquisition of such property,
◦the completion of construction of such property, or
◦the commencement of full operation thereof;
•such lease has a term, including permitted extensions and renewals, of not more than three years, and it is intended that the use by the Company or the Significant Subsidiary of the manufacturing plant covered by such lease will be discontinued on or before the expiration of such term;
•the amount that the Company and its Restricted Subsidiaries realize from such sale or transfer, together with the value (as defined) of then outstanding Sale and Leaseback Transactions not otherwise

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permitted by the Indenture and the outstanding aggregate principal amount of mortgage, pledge or lien indebtedness not otherwise permitted by the Indenture, will not exceed 10% of our Consolidated Net Tangible Assets (as defined); or
•the Company or its Restricted Subsidiaries causes an amount equal to the value (as defined) of the manufacturing plant to be sold or transferred and leased to be applied to the retirement (other than any mandatory retirement) within 180 days of the effective date of such Sale and Leaseback Transaction of either the debt securities or other funded indebtedness which is equal in rank to the debt securities, or both.
These provisions are intended to preserve the assets of the Company and to limit its ability to incur leases which effectively constitute indebtedness.
Limitation on Liens
Under the terms of the Indenture, with certain exceptions, the Company will not, directly or indirectly, and the Company will not permit any Significant Subsidiary to, create or assume any mortgage, pledge or other lien of or upon any Principal Property unless all of the Outstanding debt securities of each series are secured by such mortgage, pledge or lien equally and ratably with any and all other obligations and indebtedness thereby secured for so long as any such other obligations and indebtedness will be so secured. Among the exceptions are:
•the creation of any mortgage or other lien on any of the property of the Company or property of any Significant Subsidiary to secure indebtedness incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property; provided that the Company incurs such secured indebtedness for the purpose of financing all or any part of the acquisition or construction of any such property; and
•mortgages or liens on any property acquired after the date of the Indenture by the Company or any Significant Subsidiary existing at the time of such acquisition.
In addition, the Company or any Significant Subsidiary may create or assume any mortgage, pledge, or other lien not otherwise permitted by the Indenture for the purpose of securing indebtedness or other obligations so long as the aggregate of all such indebtedness and other obligations then outstanding, together with the value of all outstanding Sale and Leaseback Transactions not otherwise permitted, will not exceed 10% of Consolidated Net Tangible Assets.
Definitions
The term “CFC” has the meaning set forth in the definition of “Disregarded Entity”.
The Indenture defines the term “Consolidated Net Tangible Assets” as the total assets of the Company and those of its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries, less the following:
•the current liabilities of the Company and those of its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;
•all of the other liabilities of the Company and those of its consolidated subsidiaries other than Funded Debt (as defined), deferred income taxes and liabilities for employee post-retirement health plans recognized in accordance with Statement of Financial Accounting Standards No. 106;

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•all of the Company’s and its consolidated subsidiaries’ depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose);
•the book amount of all the Company’s and its consolidated subsidiaries’ segregated intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense, less unamortized debt premium; and
•appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.
Consolidated Net Tangible Assets is to be determined on a consolidated basis in accordance with generally accepted accounting principles and as provided in the Indenture.
The Indenture defines the term “Equity Interests” as shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
The Indenture defines the term “Disregarded Entity” as a Subsidiary that is a flow-through entity (i.e., a partnership or a disregarded entity) for United States federal income tax purposes and has no material assets other than Equity Interests of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code (each such controlled foreign corporation, a “CFC”).
The Indenture defines the term “Excluded Person” as (i) any Person that is not a direct or indirect wholly owned Subsidiary of the Company, (ii) any Person that is prohibited by any applicable law, rule or regulation binding on such Person or its properties or by any contractual obligation existing on the date such Person is formed, acquired, or (solely with respect to prohibitions under applicable law, rule or regulation) redomiciled, in each case from guaranteeing the obligations under the Indenture (and for so long as such prohibition is in effect), (iii) any CFC, any Disregarded Entity or any Subsidiary that is owned by a CFC and (iv) any Person to the extent that the guarantee by such person of the obligations under the Indenture would result in material adverse tax consequences to the Company or any of its Subsidiaries as reasonably determined by the issuer.
The Indenture defines the term “Funded Debt” as indebtedness for borrowed money owed or guaranteed by the Company or any of its consolidated subsidiaries, and any other indebtedness which under generally accepted accounting principles would appear as debt on the balance sheet of such corporation, which matures by its terms more than twelve months from the date as of which Funded Debt is to be determined or is extendible or renewable at the option of the obligor to a date more than twelve months from the date as of which Funded Debt is to be determined.
The Indenture defines the term “Restricted Subsidiary” as each of the Guarantors and any other subsidiaries of the Company except:
•any subsidiary substantially all the assets of which are located, or substantially all of the business of which is carried on, outside of the United States and Canada, or any subsidiary substantially all the assets of which consist of stock or other securities of such subsidiary;
•any subsidiary principally engaged in the business of financing notes and accounts receivable and any subsidiary substantially all the assets of which consist of stock or other securities of such subsidiary; or
•any subsidiary acquired or organized after the date of the Indenture, unless the Board of Directors of the Company has designated it as a Restricted Subsidiary, if as a result of such designation no covenant or agreement in the Indenture would be breached.

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The Indenture defines the term “Significant Subsidiary” to mean any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date on which debt securities are initially issued.
The Indenture defines the term “Subsidiary” or “subsidiary” to mean any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company (or if such term is used with reference to any other Person, by such other Person), or in relation to a person incorporated (or established) under Dutch law, a “dochtermaatschappij” within the meaning of Section 2:24a of the Dutch Civil Code (regardless of whether the shares or voting rights on the shares in such company are held directly or indirectly through another “dochtermaatschappij”).
For purposes of Limitation on Liens and Limitation on Sale and Leaseback Transactions, the Indenture defines the term “value” with respect to a manufacturing plant as the amount equal to the greater of:
•the net proceeds of the sale or transfer of such manufacturing plant; or
•the fair value of such manufacturing plant at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors of the Company.
This amount is divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to renewal or extension options contained in such lease.
The Trustee Under the Indenture
The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. The Bank of New York Mellon Trust Company, N.A. and/or its affiliates is among the banks with which we maintain ordinary banking relationships.
The Trustee may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of debt securities under the Indenture, each such Trustee will be a Trustee of a trust separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee.
Defeasance and Covenant Defeasance
Defeasance. If there is a change in U.S. federal tax law, as described below, an issuer can legally release ourselves from all payment and other obligations on the debt securities (called “defeasance”) if the issuer puts in place the following other arrangements for you to be repaid:
•The issuer must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on such debt securities on their various due dates.
•The issuer must deliver to the Trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service (the “IRS”) ruling that lets the issuer make the above deposit without causing you to be taxed on the debt securities any differently than if the issuer did not make the deposit and just repaid the debt securities itself. Under current U.S. federal tax law, the deposit and the issuer’s legal release from the debt securities would be treated as though the issuer paid you your share of the cash and notes or bonds at the time the cash and notes or bonds are

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deposited in trust in exchange for your debt securities, and you would recognize gain or loss on the debt securities at the time of the deposit.
If the issuer ever accomplishes defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to the issuer for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the issuer’s lenders and other creditors if the issuer ever becomes bankrupt or insolvent. If an issuer accomplishes a defeasance, such issuer would retain only the obligations to register the transfer or exchange of the debt securities, to maintain an office or agency in respect of the debt securities, and to hold monies for payment in trust.
Covenant Defeasance. Under current U.S. federal tax law, an issuer can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture. These covenants relate to “Limitation on Liens” and “Limitation on Sale and Leaseback Transactions” summarized above. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and debt securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, an issuer must do the following:
•deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and
•deliver to the Trustee a legal opinion of its counsel confirming that, under current U.S. federal income tax law, an issuer may make the above deposit without causing you to be taxed on the debt securities any differently than if the issuer did not make the deposit and just repaid the debt securities itself.
If an issuer accomplishes covenant defeasance, you can still look to the issuer for repayment of the debt securities if there were a shortfall in the trust deposit or the Trustee were prevented from making payment. In fact, if one of the remaining Events of Default occurred, such as the issuer’s bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Foreign Currency Risks—Fluctuations and Controls
Debt securities denominated or payable in foreign currencies may entail significant risks. For example, the value of the currencies, in comparison to U.S. dollars, may decline, or foreign governments may impose or modify controls regarding the payment of foreign currency obligations. These events may cause the value of debt securities denominated or payable in those foreign currencies to fall substantially. These risks will vary depending upon the foreign currency or currencies involved and will be more fully described in the applicable prospectus supplement or term sheet.

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SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
General
Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on debt securities will be made in U.S. dollars and payment of the purchase price of debt securities must be made in immediately available funds. If any debt securities (“Foreign Currency Notes”) are to be denominated or payable in a currency (a “specified currency”) other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth in this prospectus and elsewhere in the accompanying prospectus supplement or term sheet.
Currencies
An issuer may offer Foreign Currency Notes denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Notes, or by such other day as determined by the agent who presents such offer to purchase Foreign Currency Notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Notes. Each such conversion will be made by the agents on such terms and subject to such conditions, limitations, and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.
Information about the specified currency in which a particular Foreign Currency Note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.
Payment of Principal and Interest
The principal of, premium, if any, and interest on Foreign Currency Notes is payable by an issuer in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Notes will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.
Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by an agent for an issuer specified in the applicable prospectus supplement or term sheet (the “Exchange Rate Agent”) at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the issuer for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments.
Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Notes may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Notes in the specified currency by transmitting a written request for such payment to the designated corporate trust office or agency of the Trustee on or prior to the regular record date or at least 15 calendar days prior

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to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by facsimile transmission. A holder of a Foreign Currency Note may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the Trustee, but written notice of any revocation must be received by the Trustee on or prior to the regular record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.
Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be, of such beneficial owner’s election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the Trustee of such election on or prior to the fifth Business Day after such record date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the Trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency.
Principal and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in this prospectus and the accompanying prospectus supplement or term sheet with respect to debt securities denominated in U.S. dollars. See “Description of Debt Securities—General.” Interest on Foreign Currency Notes paid in the specified currency will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at the issuer’s option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Notes, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such Notes at the designated corporate trust office or agency of the Trustee, or, at the issuer’s option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Note is presented and surrendered at the office or agency maintained by the issuer for this purpose, in time for the Trustee to make these payments in accordance with its normal procedures.
Payment Currency
If a specified currency is not available for the payment of principal, premium, if any, or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond its control, an issuer will be entitled to satisfy our obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the debt securities.
All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.
AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL

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ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

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DESCRIPTION OF ORDINARY SHARES AND PREFERENCE SHARES
The following description of the Company’s share capital is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Companies Act 2014 of Ireland, as amended, and all its statutory instruments which are to be read as one with, or construed, or to be read together with such Act (the “Companies Acts”) and the complete text of the Company’s memorandum and articles of association, which are filed with the SEC and incorporated by reference herein. You should read those laws and documents carefully.
The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the memorandum and articles of association of the Company, as may be amended from time to time.
Authorized Share Capital
The authorized share capital of the Company is €40,000 and $7,610,000, comprised of 40,000 euro deferred shares par value €1.00 per share, 750,000,000 ordinary shares par value $0.01 per share (“ordinary shares”), 10,000 A preferred shares par value $1.00 per share, and 10,000,000 serial preferred shares par value $0.01 per share.
As of September 6, 2021, the Company had issued 398,784,573 ordinary shares, 40,000 euro deferred shares, 10,000 A preferred shares, and no serial preferred shares issued.
The Company may issue shares subject to the maximum authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting by those of the Company’s shareholders that are entitled to vote at such meetings (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of the Company may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue relevant securities, up to a specified threshold, without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years. However, it is customary practice in Ireland for such authority to be limited to a period of 12 to 18 months, at which point it must be renewed by the shareholders by an ordinary resolution. Pursuant to a shareholder resolution passed on April 28, 2021, directors of the Company are authorized to issue relevant securities, up to a specified threshold, without shareholder approval for a period expiring 18 months from the date of the passing of the shareholder resolution.
Irish law does not recognize fractional shares held of record. Accordingly, the Company’s articles of association do not provide for the issuance of fractional shares of the Company, and the official Irish register of the Company does not reflect any fractional shares.
Whenever an alteration or reorganization of the share capital of the Company would result in any shareholder of the Company becoming entitled to fractions of a share, the Company’s board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of such sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale the board may authorize some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
The rights and restrictions to which the ordinary shares are subject are prescribed in the Company’s articles of association.
Ordinary Shares
Exchange and Trading Symbol

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The ordinary shares are listed for trading on the NYSE under the trading symbol “ETN.”
Preemption Rights, Share Warrants and Share Options
Under Irish law certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, the Company has opted out of these preemption rights by way of a shareholder resolution, as permitted under Irish company law up to a specified threshold. The authorization may be granted for a maximum period of five years. However, in line with customary practice in Ireland, the authority is limited to 18 months from the date of passing of the shareholder resolution, at which point it must be renewed by a further resolution approved by not less than 75% of the votes cast at a general meeting by those of the Company’s shareholders that are entitled to vote at such meetings (referred to under Irish law as a “special resolution”). If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of the Company on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee stock option or similar equity plan. Pursuant to a shareholder resolution passed on April 28, 2021, the directors of the Company are empowered to issue equity securities, up to a specified threshold, without shareholder approval for a period expiring 18 months from the date of the passing of the shareholder resolution.
The memorandum and articles of association of the Company provide that, subject to any shareholder approval requirement under any laws, regulations, or the rules of any stock exchange to which the Company is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, including directors, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Acts provide that directors may issue share warrants or options without shareholder approval once appropriately authorized to do so by the articles of association or resolutions of shareholders. The Company is subject to the rules of the NYSE and the Internal Revenue Code of 1986, as amended, that require shareholder approval of certain equity plan and share issuances. The Company’s board of directors may issue shares upon exercise of warrants or options without further shareholder approval or authorization (up to the relevant authorized share capital limit).
Dividends
Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of the Company are equal to, or in excess of, the aggregate of the Company’s called up share capital plus undistributable reserves and the distribution does not reduce the Company’s net assets below such aggregate. Undistributable reserves include the Company’s undenominated capital, the redemption reserve fund and the amount by which the Company’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the Company’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
The determination as to whether or not the Company has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of the Company. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Acts, which give a “true and fair view” of the Company’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
The Company’s memorandum and articles of association authorize the board of directors to declare dividends without shareholder approval to the extent they appear justified by the profits of the Company. The board of directors may also recommend a dividend to be approved and declared by the Company’s shareholders at a

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general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of the Company participate equally in respect of any dividend which may be declared in respect of ordinary shares by the Company. See “Preference Shares” for a description of the rights attaching to other shares in the capital of the Company with respect to dividends.
The directors of the Company may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to the Company in relation to the shares of the Company.
The directors may also authorize the Company to issue shares with preferred rights to participate in dividends declared by the Company. The holders of preference shares may, depending on their terms, rank senior to the Company’s ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.
Share Repurchases, Redemptions and Conversions
Overview
The Company’s memorandum and articles of association provide that any ordinary share which the Company has acquired shall be deemed to be a redeemable share, unless the board resolves otherwise. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by the Company will technically be effected as a redemption of those shares as described below under “Ordinary Shares-Share Repurchases, Redemptions and Conversions-Repurchases and Redemptions by the Company.” If the articles of association of the Company did not contain such provision, all repurchases by the Company would be subject to many of the same rules that apply to purchases of the Company’s ordinary shares by subsidiaries described below under “Ordinary Shares-Share Repurchases, Redemptions and Conversions-Purchases by Subsidiaries of the Company,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Neither Irish law nor any constituent document of the Company places limitations on the right of nonresident or foreign owners to vote or hold ordinary shares. Except where otherwise noted, references elsewhere in this section to repurchasing or buying back ordinary shares of the Company refer to the redemption of ordinary shares by the Company or the purchase of ordinary shares of the Company by a subsidiary of the Company, in each case in accordance with the memorandum and articles of association and Irish company law as described below.
Repurchases and Redemptions by the Company
Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or, where the company proposes to cancel the shares on their acquisition, the proceeds of a new issue of shares for that purpose. The Company may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the Company. All redeemable shares must also be fully-paid. Based on the provision of the Company’s articles of association described above, shareholder approval will not be required to redeem the Company shares.
The Company may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by the Company’s subsidiaries as described below.
Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by the Company at any time must not exceed 10% of the nominal value of the issued share capital of the Company. The Company may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by the Company or re-issued subject to certain conditions.
Purchases by Subsidiaries of the Company

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Under Irish law, an Irish or non-Irish subsidiary may purchase shares of the Company either on-market or off-market. For a subsidiary of the Company to make on-market purchases of the Company’s ordinary shares, the shareholders of the Company must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of the Company's ordinary shares is required. For an off-market purchase by a subsidiary of the Company, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of the Company.
In order for a subsidiary of the Company to make an on-market purchase of the Company’s ordinary shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the ordinary shares of the Company are listed, is specified as a recognized stock exchange for this purpose by Irish company law.
The number of shares held by the subsidiaries of the Company at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of the Company. While a subsidiary holds shares of the Company, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of the Company by a subsidiary must be funded out of distributable reserves of the subsidiary.
Liens on Shares, Calls on Shares and Forfeiture of Shares
The Company’s articles of association provide that the Company will have a first and paramount lien on every share for all moneys payable, whether presently due or not, payable in respect of such Company share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as the Company and will only be applicable to shares of the Company that have not been fully paid up.
Consolidation and Division; Subdivision
Under its articles of association, the Company may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.
Reduction of Share Capital
The Company may, by ordinary resolution, reduce its authorized share capital in any way. The Company also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Acts.
Annual Meetings of Shareholders
The Company is required to hold an annual general meeting at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after the Company's fiscal year-end.
Notice of an annual general meeting must be given to all of the Company’s shareholders and to the auditors of the Company. The articles of association of the Company provide for a minimum notice period of 21 clear days, which is the minimum permitted under Irish law.
The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the company’s statutory financial statements and the report of the directors and the report of the statutory auditors on those statements and that report, the review by the members of the Company’s affairs, the

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appointment of new auditors and the fixing of the auditor’s remuneration. If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.
Extraordinary General Meetings of Shareholders
Extraordinary general meetings of the Company may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of the Company carrying voting rights, or (iii) on requisition of the Company’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.
Notice of an extraordinary general meeting must be given to all Company shareholders and to the auditors of the Company. Under Irish law and the Company’s articles of association, the minimum notice periods are 21 clear days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting.
In the case of an extraordinary general meeting convened by requisition of shareholders of the Company, the proposed objects of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Company’s board of directors has 21 days to convene a meeting of the Company’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the Company’s receipt of the requisition notice.
If the board of directors becomes aware that the net assets of the Company are not greater than half of the amount of the Company’s called-up share capital, the directors of the Company must convene an extraordinary general meeting of the Company’s shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.
Quorum for General Meetings
The articles of association of the Company provide that no business shall be transacted at any general meeting unless a quorum is present. Three shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for such meeting but no action required by law or the articles of association of the Company to be authorized or taken by holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion.
Voting
The Company’s articles of association provide that the board or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.
Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in the Company’s share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Company’s articles of association, which permit shareholders to notify the Company of their proxy appointments electronically, in writing or in such other manner as may be approved by the Company’s board. A proxy must be delivered to the Company no later than 3 hours, or such other time as may be communicated to shareholders, before the time for holding the meeting or adjourned meeting at which the person named in the proxy proposes to vote.

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In accordance with the articles of association of the Company, the directors of the Company may from time to time authorize the Company to issue serial preferred shares. These serial preferred shares have one vote for each such share and in certain circumstances provide the holders of such shares an entitlement to elect two members of the board. Treasury shares or shares of the Company that are held by subsidiaries of the Company are not entitled to be voted at general meetings of shareholders.
Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:
•amending the objects or memorandum of association of the Company;
•amending the articles of association of the Company;
•approving a change of name of the Company;
•authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan, or credit transaction to a director or connected person;
•opting out of preemption rights on the issuance of new shares;
•re-registration of the Company from a public limited company to a private company;
•variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);
•purchase of own shares off-market;
•reduction of issued share capital;
•sanctioning a compromise/scheme of arrangement;
•resolving that the Company be wound up by the Irish courts;
•resolving in favor of a shareholders’ voluntary winding-up;
•re-designation of shares into different share classes; and
•setting the re-issue price of treasury shares.
Variation of Rights Attaching to a Class or Series of Shares
Under the Company’s articles of association and the Companies Acts, any variation of class rights attaching to the issued shares of the Company must be approved by a special resolution of the shareholders of the affected class or with the consent in writing of the holders of two-thirds of all the votes of that class of shares.
The provisions of the articles of association of the Company relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of three shareholders present in person or by proxy or in the case of a class with three or fewer members, one person present in person or by proxy.
Inspection of Books and Records

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Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of the Company and any act of the Irish Government which alters the memorandum of the Company; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of the Company; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by the Company; (iv) receive copies of financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive financial statements of any subsidiary of the Company which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of the Company also have the right to inspect all books, records, and vouchers of the Company. The auditors’ report must be circulated to the shareholders with the Company’s financial statements prepared in accordance with Irish law not less than 21 clear days before the annual general meeting.
Acquisitions
An Irish public limited company may be acquired in a number of ways, including:
•a court-approved scheme of arrangement under the Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;
•through a tender or takeover offer by a third party for all of the shares of the Company. Where the holders of 80% or more of the Company’s shares have accepted an offer for their shares in the Company, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of the Company were to be listed on the main market of Euronext Dublin or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and
•it is also possible for the Company to be acquired by way of a transaction with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU. Such a transaction must be approved by a special resolution. If the Company is being merged with another EU company under the EU Cross-Border Mergers Directive and the consideration payable to the Company’s shareholders is not all in the form of cash, the Company’s shareholders may be entitled to require their shares to be acquired at fair value.
The affirmative vote or written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Company, given in person or by proxy at a meeting called for the purpose, shall be necessary to approve:
(a) the sale, exchange, lease, transfer, or other disposition by the Company of all, or substantially all, of its assets or business;
(b) the consolidation of the Company, or its merger, into another company;
(c) the merger into the Company of another company or companies if the merger involves the issuance or transfer by the Company to the shareholders of the other constituent company or companies of such number of shares of the Company as entitle the holders thereof to exercise at least one-sixth of the voting power of the Company in the election of directors immediately after the consummation of the merger;
(d) a combination or majority share acquisition in which the Company is the acquiring company and its voting shares are issued or transferred to another company if the combination or majority share acquisition involves the issuance or transfer by the Company to the shareholders of the other company or companies of such number of shares of the Company as entitle the holders thereof to exercise at least one-sixth of the voting power of

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the Company in the election of directors immediately after the consummation of the combination or majority share acquisition; or
(e) to approve any agreement, contract, or other arrangement providing for any of the transactions described in subparagraph (a) above.
Disclosure of Interests in Shares
Under the Companies Acts, the Company’s shareholders must notify the Company if, as a result of a transaction, the shareholder will become interested in 3% or more of any class of voting shares of the Company; or if as a result of a transaction a shareholder who was interested in more than 3% of any class of voting shares of the Company ceases to be so interested. Where a shareholder is interested in more than 3% of any class of voting shares of the Company, the shareholder must notify the Company of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of the Company (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. The Company must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of the Company shares it holds will not be enforceable, either directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to such shares reinstated.
In addition to these disclosure requirements, the Company, under the Companies Acts, may, by notice in writing, require a person whom the Company knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in the Company’s relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in the shares of the Company, to provide additional information, including the person’s own past or present interests in shares of the Company. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, the Company may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Acts, as follows:
•any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;
•no voting rights shall be exercisable in respect of those shares;
•no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and
•no payment shall be made of any sums due from the Company on those shares, whether in respect of capital or otherwise.
The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.
In the event the Company is in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in the Company’s securities of 1% or more.
Corporate Governance
The articles of association of the Company delegate authority over the day-to-day management of the Company to the board of directors. The board of directors may then delegate any of its powers, authorities, and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors

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or not) as it thinks fit, but regardless, the directors remain responsible, as a matter of Irish law, for the proper management of the affairs of the Company. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office.
Appointment of Directors
The Companies Acts provide for a minimum of two directors. The Company’s memorandum and articles of association provide that the number of directors shall be fixed from time to time solely by the board, provided, however, that in no case shall the number fixed by the board be less than 9 and not more than 18. The fixed maximum and fixed minimum number of directors may be fixed or changed by resolution adopted by the vote of shareholders entitled to exercise two-thirds of the voting power of the shares represented at a meeting called to elect directors in person or by proxy at such meeting and entitled to vote at such election. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. Directors of the Company are elected by way of an ordinary resolution at a general meeting.
The Company’s articles of association provide for majority voting in uncontested director elections. Under this standard, each shareholder is entitled to one vote per share for each director position, and only candidates receiving a majority of votes cast are elected. The articles of association provide for a plurality voting standard in contested director elections. Plurality voting will be used if the number of director nominees exceeds the size of the board. Under this standard, each shareholder is entitled to one vote per share for each director position, and the nominees receiving the most votes for those positions are elected. A contested election involving plurality voting will occur if the number of director nominees exceeds the number of directors fixed from time to time by the board, rather than the maximum allowable size of the board contained in the articles of association. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors shall appoint as soon as practicable, an additional director or additional directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. Each director of the Company must retire from office at each annual shareholder meeting and shall be eligible for re-election.
Removal of Directors
Under the Companies Acts, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against the Company in respect of his removal.
The board of directors may fill any vacancy occurring on the board of directors. If the Company’s board of directors fills a vacancy, the director’s term expires at the next annual general meeting. A vacancy on the board of directors created by the removal of a director may be filled by the Company’s board of directors.
Duration; Dissolution; Rights upon Liquidation
The Company’s duration is unlimited. The Company may be dissolved and wound up at any time by way of a shareholder’s voluntary winding up or a creditors’ winding up. In the case of a shareholder’s voluntary winding-up, a special resolution of shareholders is required. The Company may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where the Company has failed to file certain returns.
The rights of the shareholders to a return of the Company’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Company’s articles of association or the terms of any preference shares issued by the directors of the Company from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of the Company. If the memorandum and articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of

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the shares held. The Company’s articles of association provide that the ordinary shareholders of the Company are entitled to participate pro rata in a winding up, but their right to do so is subject to the rights of any holders of the A preferred shares and serial preferred shares to participate under the terms of any series or class of such shares.
Uncertificated Shares
Holders of ordinary shares of the Company have the right upon request to require the Company to issue certificates for their shares. Subject to any such requests, the Company only issues uncertificated ordinary shares.
No Sinking Fund
The Company’s ordinary shares have no sinking fund provisions.
Transfer and Registration of Shares
The transfer agent for the Company maintains the share register, registration in which is determinative of membership in the Company. A shareholder of the Company who holds shares beneficially is not the holder of record of such shares. Instead, the depository or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in the Company’s official share register, as the depository or other nominee will remain the record holder of any such shares.
A written instrument of transfer is required under Irish law in order to register on the Company’s official share register any transfer of shares (i) from a person who holds such shares directly, to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on the Company’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.
Any transfer of the Company ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. The Company’s articles of association allow the Company, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, the Company is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the Company ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in the Company’s ordinary shares has been paid unless one or both of such parties is otherwise notified by the Company.
The Company’s memorandum and articles of association delegate to the Company’s secretary the authority to execute an instrument of transfer on behalf of a transferring party.
In order to help ensure that the official share register is regularly updated to reflect trading of the Company ordinary shares occurring through normal electronic systems, the Company regularly produces any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that the Company notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from the Company for this purpose) or request that the Company

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execute an instrument of transfer on behalf of the transferring party in a form determined by the Company. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to the Company's transfer agent, the buyer will be registered as the legal owner of the relevant shares on the Company's official Irish share register (subject to the matters described below).
The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.
Preference Shares
In accordance with the articles of association of the Company and subject to the specified threshold referred to under “Authorized Share Capital”, the directors of the Company may from time to time authorize the Company to issue serial preferred shares and to determine, without shareholder approval, certain terms of each series of the serial preferred shares issued by the Company, including the number of shares, designations, dividend rights, liquidation and other rights, and redemption, repurchase, or exchange rights. The holders of the serial preferred shares are entitled to a quarterly dividend at a rate to be determined by the board of directors. The holders of the serial preferred shares are entitled to any payments of dividends in preference to the dividend rights of any other class of shares in the Company. The holders of serial preferred shares are also entitled to one vote for each serial preferred share, and such holders vote together with the holders of ordinary shares as one class on all matters. In certain circumstances, the serial preferred shares are entitled to elect two members of the board.
The holders of the A preferred shares are entitled in priority to any payments of dividends on any other class of shares in the Company to be paid a dividend in an amount per A preferred share equal to twice of the dividend to be paid per ordinary share and in addition on a return of assets, whether on liquidation or otherwise, the A preferred shares entitle the holders to repayment of the capital paid up on those shares (including any share premium) in priority to any repayment of capital to the holder(s) of any other shares. The holders of the A preferred shares are not entitled to any further participation in the assets or profits of the Company nor are the holders of the A preferred shares entitled to receive notice of, nor to attend, speak, or vote at any general meeting of the Company.
The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of the Company.
Anti-Takeover Provisions
Irish law contains provisions that would make a change in control of the Company more difficult or discourage a tender offer or other plans to restructure the Company. The following discussion of these provisions is qualified in its entirety by reference to those particular provisions of Irish law.
Irish Takeover Rules and Substantial Acquisition Rules
A transaction in which a third party seeks to acquire 30% or more of the voting rights of the Company will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.
General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:
•in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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•the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company's places of business;
•the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;
•false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;
•a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;
•a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and
•a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.
Mandatory Bid
Under certain circumstances, a person who acquires shares or other voting rights in the Company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in the Company at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in the Company, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in the Company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.
Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements
If a person makes a voluntary offer to acquire outstanding ordinary shares of the Company, the offer price must be no less than the highest price paid for the Company ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.
If the bidder or any of its concert parties has acquired ordinary shares of the Company (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of the Company or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per the Company’s ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of the

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Company in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.
An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
Substantial Acquisition Rules
The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the Company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the Company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the Company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.
Frustrating Action
Under the Irish Takeover Rules, the Company’s board of directors is not permitted to take any action which might frustrate an offer for the shares of the Company once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business, or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:
•the action is approved by the Company’s shareholders at a general meeting; or
•the Irish Takeover Panel has given its consent, where:
•it is satisfied the action would not constitute frustrating action;
•the Company’s shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;
•the action is taken in accordance with a contract entered into prior to the announcement of the offer; or
•the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.
Other Provisions
Certain other provisions of Irish law and the Company’s memorandum and articles of association may be considered to have anti-takeover effects, including provisions that:
•Allow the Company’s board of directors to issue preference shares without shareholder approval, with such rights, preferences and privileges as the board of directors may designate (see “Preference Shares”);
•Permit holders of not less than 10% of the total voting rights of the Company to requisition an extraordinary meeting for various purposes, including considering director nominations (see “Description of Ordinary Shares-Extraordinary General Meetings of Shareholders”);

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•Establish advance notice procedures for shareholders to submit shareholder proposals or to submit nominations of candidates for election to the Company’s board of directors;
•Permit the board of directors to fill any vacancy occurring on the board of directors (see “Description of Ordinary Shares-Removal of Directors”);
•Authorize the board of directors to adopt a shareholder rights plan upon such terms and conditions as the board deems expedient and in the best interests of the Company;
•Impose particular approval and other requirements in relation to certain business combinations (see “Description of Ordinary Shares-Acquisitions”);
•Grant statutory preemption rights to shareholders when shares are being issued for cash consideration unless the Company “opts out” of these rights in its articles of association (see “Description of Ordinary Shares-Preemption Rights, Share Warrants and Share Options”);
•Impose notification requirements on shareholders who acquire or cease to be interested in a specified percentage of the Company’s shares (see “Description of Ordinary Shares-Disclosure of Interests in Shares”); and
•Provide that the Company may only alter its memorandum and articles of association by the passing of a special resolution of shareholders.
These provisions of Irish law and the Company’s memorandum and articles of association may delay or discourage transactions involving an actual or potential change in control of the Company or change in the board of directors or management, including transactions in which shareholders might otherwise receive a premium for their shares or transactions that shareholders might otherwise deem to be in their best interests.
Authorized and Unissued Shares
Shares of the Company are available for future issuance at the discretion of the board of directors without shareholder approval except as may otherwise be required by Irish law and subject to limitations set forth in the memorandum and articles of association, or as approved by shareholders from time to time. The future issuance of additional shares may, among other things, dilute the earnings per share of the Company’s outstanding shares and the equity and voting rights of those holding shares of the Company at the time the additional shares are issued.
The issuance of additional preference shares of the Company could have certain anti-takeover effects under certain circumstances, and could enable the board of directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, or other business combination transaction directed at the Company by, among other things, placing preference shares with investors who might align themselves with the board of directors.

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DESCRIPTION OF DEPOSITARY SHARES
We may offer (either separately or together with other offered securities) depositary shares each representing interests in shares of a particular class or series of our preference shares. The depositary shares will be issued under deposit agreements (each, a “deposit agreement”) to be entered into between us, a bank or trust company, as depositary (the “preference shares depositary”), identified in the prospectus supplement or term sheet, and the holders and beneficial owners of depositary shares evidenced by depositary receipts issued thereunder.
Because this section is a summary, it does not describe every aspect of the depositary shares and deposit agreement. We urge you to read any applicable deposit agreement because it, and not this description, defines your rights as a holder of depositary shares. We will file the deposit agreement, including the form of deposit receipt, with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the form of deposit agreement. In this section, the terms “we,” “our,” “ourselves,” and “us” means Eaton Corporation plc only.
The specific terms of any depositary shares proposed to be sold under this prospectus will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the depositary shares may differ from the terms set forth below.
General
We may provide for the issuance by the preference shares depositary to the public of depositary receipts evidencing the depositary shares, each of which will represent a fraction or multiple (to be specified in the prospectus supplement or term sheet) of a share of a particular class or series of preference shares, as described below.
You should read the prospectus supplement or term sheet for the material terms of the depositary shares offered thereby, including the following:
•the number of depositary shares and the fraction or multiple of a share of preference shares represented by each depositary share;
•the terms of the series of preference shares deposited by us under the deposit agreement;
•whether the depositary shares will be listed on any securities exchange;
•whether the depositary shares will be sold with any other offered securities and, if so, the amount and terms of these other securities; and
•any other terms of the depositary shares.
If applicable, the prospectus supplement or term sheet will also contain a discussion of the Ireland Tax and/or United States federal income tax considerations relevant to the offering.
Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction or multiple of a share of preference shares of the series represented by the depositary share, to all rights and preferences of the preference shares represented by the depositary share, including dividend, voting and liquidation rights, and any redemption, conversion, or exchange rights.
Dividends and Other Distributions
The preference shares depositary will distribute all cash dividends and other cash distributions received in respect of the related series of preference shares to the record holders of the depositary shares in proportion to the

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number of the depositary shares owned by the holders on the relevant record date. The preference shares depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent.
In the event of a distribution other than in cash, the preference shares depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the preference shares depositary determines that it is not feasible to make the distribution, in which case the preference shares depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares in proportion to the number of depositary shares they own.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred shares depositary or by us on account of taxes or other governmental charges.
The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the related series of preference shares will be made available to holders of depositary shares.
Withdrawal of Preference Shares
Upon surrender of depositary receipts at the corporate trust office of the preference shares depositary (unless the related shares of preference shares have previously been called for redemption) and after paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement, the holder of the depositary shares evidenced thereby will be entitled to receive at that office, to or upon the holder’s order, the number of whole shares of the related series of preference shares and any money or other property represented by the depositary shares. Shares of preference shares so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of preference shares to which the holder is entitled, the preference shares depositary will deliver to the holder a new depositary receipt evidencing the balance of shares.
Redemption of Depositary Shares
Whenever we redeem preference shares held by the preference shares depositary, the preference shares depositary will redeem as of the same redemption date the number of depositary shares representing the preference shares so redeemed; provided that we have paid in full to the preference shares depositary the redemption price of the preference shares plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to the preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by us.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon the redemption and any money or other property to which the holders of the depositary shares were entitled upon the redemption and surrender to the preference shares depositary of the depositary receipts evidencing the depositary shares.
Conversion and Exchange
Depositary shares are not convertible into or exchangeable for other shares of our stock or other securities. Nevertheless, if the preference shares represented by depositary shares is convertible into or exchangeable for other shares of our stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the preference shares depositary with written instructions to convert or exchange the preference shares into whole shares of our other stock or other securities, as specified in the related prospectus supplement or term sheet. Upon receipt of these instructions and any amounts payable in respect thereof, we will

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cause the conversion or exchange thereof and will deliver to the holder whole shares of our other stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.
Voting the Preference Shares
Upon receipt of notice of any meeting at which holders of one or more series of preference shares are entitled to vote, the preference shares depositary will mail the information contained in the notice of meeting to the holders of the depositary shares relating to the preference shares. Each record holder of the depositary shares on the record date for the meeting will be entitled to instruct the preference shares depositary as to the manner in which to vote the number of shares of preference shares represented by the depositary shares. We will agree to take all reasonable action that may be deemed necessary by the preference shares depositary in order to enable the preference shares depositary to vote in accordance with each holder’s instructions. The preference shares depositary will abstain from voting preference shares to the extent it does not receive instructions from the holders of depositary shares representing the preference shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the preference shares depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding (or any greater amount as may be required by the rules of any exchange on which the depositary shares are listed); provided that any amendment that prejudices any substantial right of the holders of depositary shares will not become effective until the expiration of 90 days after notice of the amendment has been given to the holders. A holder that continues to hold one or more depositary receipts at the expiration of the 90-day period will be deemed to consent to, and will be bound by, the amendment. No amendment may impair the right of any holder to surrender the holder’s depositary receipt and receive the related preference shares, as discussed above under “—Withdrawal of Preference Shares.”
We may terminate the deposit agreement at any time and the preference shares depositary will give notice of that termination to the recordholders of all outstanding depositary receipts. In that case, the preference shares depositary will deliver to each holder of depositary shares, upon surrender of the related depositary receipts, the number of whole shares of the related series of preference shares to which the holder is entitled, together with cash in lieu of any fractional share.
The deposit agreement will terminate automatically after all the related preference shares have been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the preference shares represented by the depositary shares in connection with our liquidation, dissolution or winding up.
Charges of Preference Shares Depositary; Taxes and Other Governmental Charges
Except as provided in the prospectus supplement or term sheet, we will pay the fees and expenses of the preference shares depositary provided in the deposit agreement to be payable by us, and the holders of depositary receipts will be required to pay any tax or other governmental charge or other charges provided by the deposit agreement to be payable by them, including any that may be imposed in connection with the transfer, exercise, surrender, or split-up of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Miscellaneous
The preference shares depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preference shares depositary and that we are required to furnish to

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the holders of the preference shares. Neither the preference shares depositary nor we will be liable if prevented or delayed by law or any circumstance beyond the preference shares depositary’s or our control in performing the preference shares depositary’s or our respective obligations under the deposit agreement. The obligations of the preference shares depositary and us under the deposit agreement will be limited to performance in good faith and without gross negligence of the preference shares depositary’s or our respective duties thereunder, and neither the preference shares depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or related shares of preference shares unless satisfactory indemnity is furnished.
Resignation and Removal of Preference Shares Depositary
The preference shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preference shares depositary, the resignation or removal to take effect upon the appointment of a successor preference shares depositary. The successor preference shares depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Reports to Holders
We will deliver all required reports and communications to holders of the preferred stock to the preferred shares depositary. It will forward those reports and communications to the holders of depositary shares.
Limitation on Liability of the Preferred Shares Depositary
The preferred shares depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred shares depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred shares unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred shares depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.
Form of Preferred Shares and Depositary Shares
We may issue preferred shares in book-entry form. Preferred shares in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred shares represented by the global security. Those who own beneficial interests in shares of preferred shares will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred shares in book-entry form will have the right to obtain their shares in non-global form.

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DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.
We may issue (either separately or together with other offered securities) warrants to purchase underlying debt securities, preference shares, ordinary shares, or any combination thereof issued by us (the “offered warrants”). Such warrants may be issued independently or together with any such securities and may be attached or separate from the securities. We may issue the warrants under separate warrant agreements (each a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. In addition, any issuer may issue warrants to purchase underlying debt securities from time to time.
Because this section is a summary, it does not describe every aspect of the warrants and any of the warrant agreements. We urge you to read any applicable warrant agreement because it, and not this description, defines your rights as a holder of our warrants. We will file any executed warrant agreement with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of a warrant agreement.
General
You should read the prospectus supplement for the material terms of the offered warrants, including, if applicable, the following:
•the title and aggregate number of the warrants;
•the title, rank, aggregate principal amount and terms of the underlying debt securities, preference shares or ordinary shares purchasable upon exercise of the warrants;
•the principal amount of underlying debt securities, preference shares or ordinary shares that may be purchased upon exercise of each warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•the price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants shall commence and the date on which such right will expire;
•the minimum or maximum amount of such warrants which may be exercised at any one time;
•the title, rank, aggregate principal amount and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•the date on and after which such warrants and related securities will be separately transferable;
•any optional redemption terms;
•the identity of the warrant agent;

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•whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and
•any other material terms of the warrants.
The prospectus supplement will also contain a discussion of the Irish tax and/or United States federal income tax considerations relevant to the offering.
Warrant certificates will be exchangeable for new warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised and exchanged and warrants in registered form may be presented for registration of transfer at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet.
Exercise of Warrants
Each offered warrant will entitle the holder thereof to purchase the amount of underlying debt securities, preference shares, ordinary shares, or any combination thereof at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.
Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities, preference shares, ordinary shares, or any combination thereof purchased upon exercise.
If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities preference shares, ordinary shares, or other combination thereof purchased upon exercise.
Amendments and Supplements to Warrant Agreement
From time to time, we and the warrant agent under the relevant warrant agreement, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants or make any changes that do not materially and adversely affect the interests of the holders of the warrants.
No Rights as Holders of Underlying Debt Securities, Preference Shares or Ordinary Shares
Before the warrants are exercised, holders of the warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities and dividends on the preference shares, ordinary shares or any combination thereof, as applicable, or to exercise any rights whatsoever as holders of the underlying debt securities, preference shares, or ordinary shares.

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CERTAIN TAX CONSIDERATIONS
In view of the number of different jurisdictions where tax laws may apply to a holder of debt securities or equity securities issued by the Company, Eaton, or a Subsidiary Guarantor, as applicable, this prospectus does not discuss the potential tax consequences for such holders under the laws of every such jurisdiction arising from the investment in one or more of the securities described in this prospectus.
In particular, the summary set forth below is limited only to the U.S. federal income tax issues addressed therein. Additional issues may exist that are not addressed in this prospectus. Specific information pertaining to Irish tax and/or U.S. federal income tax consequences (other than those discussed in the summary below) of purchasing, holding, or disposing of the debt and equity securities will be described in the applicable prospectus supplement or term sheet.
Prospective investors are urged to consult their own professional advisors regarding the possible tax consequences under the laws of the jurisdictions that apply to them and their investment in the debt and equity securities described in this prospectus.

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UNITED STATES FEDERAL INCOME TAXATION
The following summary describes, subject to the limitations set forth below, the material U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of debt securities and equity securities described in this prospectus. Except where noted, this discussion addresses only debt securities of Eaton (the “Notes”) and ordinary shares of the Company purchased by investors at original issue for their issue price and held as capital assets and does not address certain types of securities described in this prospectus, as further explained below. The applicable prospectus supplement or term sheet will contain a discussion of any special U.S. federal income tax considerations in respect of those types of securities.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (including proposed Treasury Regulations and temporary Treasury Regulations) promulgated thereunder, IRS rulings, official pronouncements, and judicial decisions, all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. The discussion below does not address all of the U.S. federal income tax consequences that may be applicable to a holder of a security nor does this discussion describe certain tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax law, such as individual retirement and other tax-deferred accounts, dealers or traders in securities or currencies, banks, financial institutions or financial services entities, partnerships, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, persons that actually or constructively own five percent or more (by vote or value) of our shares, persons holding a security as a hedge or hedged against currency risk, as a position in a straddle for U.S. tax purposes, as part of a “synthetic security,” “conversion,” “integrated transaction,” “constructive sale” or other integrated investment comprised of a debt security or equity security and one or more other investments, United States persons (as defined below) whose functional currency is other than the U.S. dollar, or certain U.S. expatriates. This discussion applies only to debt securities issued in registered form, and except where noted, this discussion does not describe tax consequences to subsequent purchases (i.e. after initial issuance) of debt securities or equity securities. This discussion only applies to debt securities that are due to mature 30 years or less from the date on which they are issued. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder based on such holder's particular circumstances, nor does it address any aspect of state, local, or non-U.S. tax laws, the special timing rules prescribed under Section 451(b) of the Code or the possible application of the alternative minimum tax or U.S. federal gift or estate taxes.
The U.S. federal income tax consequences of purchasing, holding, or disposing of a particular security will depend, in part, on the particular terms of such security as set forth in the applicable prospectus supplement or term sheet. The U.S. federal income tax consequences of purchasing, holding or disposing of certain Floating Rate Notes, Foreign Currency Notes (other than Single Foreign Currency Notes, as defined below), Amortizing Notes, Bearer Securities, Floating Rate/Fixed Rate Notes, Indexed Notes, Renewable Notes, Extendible Notes, debt securities paired with warrants, debt securities issued by the Company or a Subsidiary Guarantor, preference shares, depositary shares, warrants, units, and convertible securities referred to in this prospectus will be set out in the applicable prospectus supplement or term sheet. Persons considering the purchase of one or more securities should consult their independent tax advisors concerning the application of U.S. federal income tax law to their particular situations, as well as any tax consequences arising under the law of any state, local, or foreign tax jurisdiction, and about any potential tax law changes and the effects applicable to them.
For purposes of the following discussion, “United States person” means an individual who is a citizen or resident of the United States, an estate subject to U.S. federal income taxation without regard to the source of its income, a corporation or other business entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or a trust if a valid election to be treated as a United States person, as defined in the Code, is in effect with respect to such trust or both:
•a court within the United States is able to exercise primary supervision over the administration of the trust, and

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•one or more United States persons have the authority to control all substantial decisions of the trust.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the security, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the status and activities of the partnership. A holder of a security that is a partnership and partners in such partnership should consult their independent tax advisors.
United States Holders
The following discussion pertains only to a holder that is a beneficial owner of a Note or the ordinary shares of the Company described in this prospectus and that is a United States person (a “U.S. Holder”).
Pre-Issuance Accrued Interest
If a portion of the price paid for a Note is allocable to interest that accrued prior to the date the Note is issued ("pre-issuance accrued interest"), on the first interest payment date a U.S. Holder may exclude (and may be required to exclude, in the case of a Note that forms part of a series of Notes already outstanding) from income, as a return on capital, the portion of the interest received in an amount equal to the pre-issuance accrued interest. The U.S. Holder’s tax basis in the Note will not include any pre-issuance accrued interest excluded from income. The remainder of this discussion does not address the treatment of pre-issuance accrued interest. U.S. Holders should consult their own tax advisors with regard to the tax treatment of the pre-issuance accrued interest on the Notes.
Payments of Interest on Notes
Except as discussed below under “—OID Notes” and “—Short-Term Notes,” payment of interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or received in accordance with such U.S. Holder’s method of tax accounting. Special rules relating to OID Notes, Notes with floating interest rates, Notes denominated in a foreign currency or containing certain other provisions are described below.
OID Notes
The following summary is a general description of U.S. federal income tax consequences to U.S. Holders of Notes issued with original issue discount (“OID Notes”) and is based on the provisions of the Code and on certain Treasury Regulations promulgated thereunder relating to original issue discount (the “OID Regulations”).
For U.S. federal income tax purposes, “original issue discount” is the excess of the stated redemption price at maturity of an OID Note over its issue price, if such excess is greater than or equal to a de minimis amount (generally 1⁄4 of 1% of the OID Note’s stated redemption price at maturity multiplied by either (x) the number of complete years to maturity from its issue date or (y) in the case of an OID Note that provides for the payment of an amount other than qualified stated interest (as defined below) the OID Note’s weighted average maturity). The issue price of OID Notes that are issued for cash will be equal to the first price at which a substantial amount of such Notes is sold for money. For this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored. The stated redemption price at maturity of an OID Note is the sum of all payments required to be paid on the OID Note, other than payments of qualified stated interest. Under the OID Regulations, “qualified stated interest” includes stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is considered “unconditionally payable” if reasonable legal remedies exist to compel timely payment or the terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Except as described below with respect to Short-Term Notes, a U.S. holder of an OID Note will be required to include original issue discount in ordinary income as it accrues before the receipt of any cash attributable to such income, regardless of such U.S.

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Holder’s regular method of accounting for U.S. federal income tax purposes. Special rules for certain floating rate Notes are described below under “—Variable Rate Notes.” A U.S. Holder of an OID Note with de minimis original issue discount will include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on such Note.
The amount of original issue discount includible in income by a U.S. Holder of an OID Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which such U.S. Holder held such Note (“accrued original issue discount”). Generally, the daily portion of the original issue discount is determined by allocating to each day in any “accrual period” a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the “accrual periods” for an OID Note may be selected by each U.S. Holder, may be of any length, and may vary in length over the term of an OID Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the excess, if any, of:
•the product of an OID Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such accrual period) over
•the amount of qualified stated interest, if any, payable on such OID Note and allocable to such accrual period.
The “adjusted issue price” of an OID Note at the beginning of any accrual period generally is the sum of the issue price (including accrued interest, if any) of an OID Note plus the accrued original issue discount allocable to all prior accrual periods, reduced by any prior payment on the OID Note other than a payment of qualified stated interest. As a result of this “constant yield” method of including original issue discount income, a U.S. Holder of an OID Note generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.
If a U.S. Holder’s tax basis in an OID Note immediately after purchase exceeds the adjusted issue price of the OID Note (the amount of such excess is considered “acquisition premium”) but is not greater than the stated redemption price at maturity of such OID Note, the amount of original issue discount that the U.S. Holder must include in its gross income with respect to the Note for in each taxable year will be reduced (but not below zero) by that portion of the acquisition premium properly allocable to such year.
If a U.S. Holder purchases an OID Note for an amount in excess of the stated redemption price at maturity, such holder does not include any original issue discount in income and generally may be subject to the “bond premium” rules discussed below. See “—Amortizable Bond Premium.” If a U.S. Holder has a tax basis in an OID Note that is less than the adjusted issue price of such Note, the difference may be subject to the market discount provisions discussed below. See “—Market Discount.”
Variable Rate Notes
In general, under Treasury Regulations, stated interest on certain floating rate Notes that qualify as “Variable Rate Notes” will be taxable to a U.S. Holder when accrued or received in accordance with the U.S. Holder’s method of tax accounting. For this purpose, a Variable Rate Note is a Note that:
(1) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of:
(a) the product of:
•the total noncontingent principal payments;

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•the number of complete years to maturity from the issue date; and
•0.015; or
(b) 15 percent of the total noncontingent principal payments;
(2) only provides for stated interest compounded or paid at least annually at:
(a) one or more “qualified floating rates”;
(b) a single fixed rate and one or more qualified floating rates;
(c) a single “objective rate”; or
(d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; and
(3) does not provide for any principal payments that are contingent (other than as described in (1) above).
A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
A variable rate is a “qualified floating rate” if
(1) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated; or
(2) it is equal to the product of such a rate and either:
(a) a fixed multiple that is greater than 0.65 but not more than l.35; or
(b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.
If a Note provides for two or more qualified floating rates that:
•have values within 0.25 percentage points of each other on the issue date; or
•can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected as of the issue date of the Note to significantly affect the yield on such Note.
An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note’s term. An objective rate is a “qualified inverse floating rate” if:

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•the rate is equal to a fixed rate minus a qualified floating rate; and
•the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and:
•the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percentage points; or
•the value of the qualified floating rate or objective rate on the issue date is intended to approximate the fixed rate, then the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.
Under these rules relating to variable rate debt instruments, CD Rate Notes, Commercial Paper Rate Notes, LIBOR Notes, EURIBOR Notes, Federal Funds Rate Notes, Prime Rate Notes, Treasury Rate Notes, CMT Rate Notes, and Eleventh District Cost of Funds Rate Notes generally will be treated as Variable Rate Notes, except as otherwise described in the applicable prospectus supplement or term sheet.
In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate and the interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, all stated interest on the Variable Rate Note is qualified stated interest. The amount of qualified stated interest and original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Variable Rate Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period, as described in the previous sentence.
If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of qualified stated interest and original issue discount accruals on the Variable Rate Note are generally determined by:
•determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Variable Rate Note);
•constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);
•determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and
•making the appropriate adjustments for actual variable rates during the applicable accrual period.
If a Variable Rate Note provides for stated interest, either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate,

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as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note, as of the issue date, would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.
Single Foreign Currency Notes
The following summary relates to Notes on which all payments that a U.S. Holder is entitled to receive are denominated in or determined by reference to the value of a single Foreign Currency (“Single Foreign Currency Notes”). “Foreign Currency” means a currency or currency unit, other than a hyperinflationary currency as defined in the Code or the U.S. dollar.
The amount required to be included in income by a cash basis U.S. Holder upon receipt of an interest payment (representing a payment of qualified stated interest) denominated in or determined with reference to a single Foreign Currency will be the U.S. dollar value of the amount paid (determined on the basis of the “spot rate” on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment.
Except in the case of a Spot Rate Convention Election (as defined below), a U.S. Holder of a Single Foreign Currency Note who uses the accrual method of accounting or is otherwise required to accrue interest income prior to receipt will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest has accrued. The average rate of exchange for an interest accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or such other average exchange rate that is reasonably derived and consistently applied by the U.S. Holder). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or exchange of a Single Foreign Currency Note), such U.S. Holder will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the Foreign Currency received (determined on the basis of the “spot rate” on the date such payment is received) or, in the case of interest received in U.S. dollars rather than in Foreign Currency, the amount so received and the U.S. dollar value of the interest income that such U.S. Holder has previously included in income with respect to such payment. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the IRS.
A U.S. Holder that has accrued interest may elect (a “Spot Rate Convention Election”) to translate accrued interest into U.S. dollars at the “spot rate” on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, using the “spot rate” on the last day of the portion of the accrual period within each respective taxable year. Additionally, if a payment of interest is received within five business days of the last day of the accrual period, an electing U.S. Holder may instead translate such accrued interest into U.S. dollars at the “spot rate” on the day of receipt. Any such election will apply to all debt instruments held by the United States person at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States person and cannot be revoked without the consent of the IRS.
For purposes of this discussion, the “spot rate” generally means a rate that reflects a fair market rate of exchange available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on the nearest conventional settlement date, generally two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.
Original issue discount on a Single Foreign Currency Note that is also an OID Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by an accrual method U.S. Holder, including the application of a Spot Rate Convention Election. Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of an OID Note), a U.S. Holder will recognize exchange gain or loss to the extent of the difference between such U.S. Holder’s basis in the accrued original issue discount

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(determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in administrative pronouncements of the IRS. For this purpose, all payments on a Note will be viewed first as the payment of qualified stated interest (determined under the original issue discount rules), second as the payment of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the payment of principal.
Short-Term Notes
In general, an individual or other cash method U.S. Holder of a Note that matures one year or less from the date of its original issuance (a “Short-Term Note”) is not required to accrue original issue discount on such Note unless such U.S. Holder has elected to do so. For purposes of determining whether a Note is a Short-Term Note, the Note matures on the last possible date it could be outstanding under its terms. However, U.S. Holders who report income for U.S. federal income tax purposes under the accrual method and certain other U.S. Holders, including electing U.S. Holders, are required to accrue original issue discount (unless the U.S. Holder elects to accrue “acquisition discount” in lieu of original issue discount) and stated interest (if any) on such Note. “Acquisition discount” is the excess of the remaining stated redemption price at maturity of the Short-Term Note over the U.S. Holder’s tax basis in the Short-Term Note at the time of the acquisition. In the case of a U.S. Holder who is not required and does not elect to accrue original issue discount or acquisition discount on a Short-Term Note, any gain realized on the sale, exchange or retirement of such Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of such sale, exchange or retirement. Such U.S. Holder will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless a constant yield election is made, as discussed below.
In the case of a Short-Term Note that is also a Single Foreign Currency Note, the amount of original issue discount or acquisition discount subject to current accrual and the amount of any exchange gain or loss on a sale, exchange or retirement are determined under the same rules that apply to accrued interest on a Single Foreign Currency Note held by a U.S. Holder on the accrual basis. A U.S. Holder which is not required to and does not elect to accrue original issue discount or acquisition discount will determine exchange gain or loss with respect to accrued original issue (or acquisition) discount on a sale, exchange, retirement or on maturity of a Short-Term Note in the same manner that a cash basis U.S. Holder would account for interest income on a Single Foreign Currency Note.
Market Discount
If a U.S. Holder purchases a Note (other than an OID Note or a Short-Term Note) for an amount that is less than its stated redemption price at maturity, or purchases an OID Note for less than its “revised issue price” (as defined under the Code) as of the purchase date, the amount of the difference will be treated as “market discount” unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an OID Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange or retirement of, a Note, including disposition in certain nonrecognition transactions, as ordinary interest income to the extent of the market discount which has not previously been included in income by the U.S. Holder and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, a U.S. Holder who purchases a Note with market discount may be required to defer the deduction of all, or a portion, of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note, or its earlier disposition in a taxable transaction.
Market discount is considered to accrue on a straight-line basis during the period from the date of acquisition to the stated maturity date of a Note, unless the U.S. Holder elects to accrue market discount under the rules applicable to original issue discount by making a constant yield election, as discussed below. If a U.S. Holder

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makes such an election, the rules described above regarding the deferral of interest deductions and ordinary income treatment upon disposition or partial principal payment will not apply. Such election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.
With respect to a Single Foreign Currency Note, market discount is determined in the applicable Foreign Currency. In the case of a U.S. Holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a U.S. Holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average rate of exchange for the period or periods during which it accrued. Such an electing U.S. Holder will recognize exchange gain or loss with respect to accrued market discount under the same rules that apply to accrued interest on a Single Foreign Currency Note received by a U.S. Holder on the accrual basis.
Amortizable Bond Premium
Generally, if a U.S. Holder’s tax basis in a Note held as a capital asset exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that the U.S. Holder may elect to amortize as an offset to interest income on the Note under the constant yield method over the period from the U.S. Holder’s acquisition date to the Note’s stated maturity date. Any such election will apply to all debt instruments held by and acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date. If a U.S. Holder elects to amortize the premium by making a constant yield election, as discussed below, the U.S. Holder will be required to reduce its tax basis in the Note by the amount of the premium amortized during the holding period. If the U.S. Holder makes such an election, the U.S. Holder will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than instruments the interest on which is excludable from gross income, held as of the beginning of the taxable year to which the election applies or to any taxable year thereafter. If a U.S. Holder does not elect to amortize premium, the amount of premium will be included in such U.S. Holder’s tax basis in the Note. Therefore, if a U.S. Holder does not elect to amortize premium and holds the Note to maturity, such U.S. Holder generally will be required to treat the premium as capital loss when the Note matures. Special rules apply with respect to amortizable bond premium on Single Foreign Currency Notes. Special rules limit the amortisation of bond premium in the case of Notes subject to certain options, including callable Notes. U.S. Holders should consult their tax advisers about these rules, if applicable.
Constant Yield Election
Under the OID Regulations, a U.S. Holder of a Note may elect to include in income all interest that accrues on such Note using the constant yield method (a “constant yield election”). For this purpose, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to constant yield elections made with respect to Notes issued with amortizable bond premium or market discount, including that a U.S. Holder would be deemed, by virtue of making such constant yield election, to have made an election to amortize bond premium or accrue market discount, as separately described above. Once made with respect to a Note, the constant yield election cannot be revoked without the consent of the IRS. If a U.S. Holder makes a constant yield election for a Note with amortisable bond premium, such election will result in a deemed election to amortise bond premium for all of the U.S. Holder's debt instruments with amortisable bond premium.
U.S. Holders considering a constant yield election should consult their independent tax advisors.
Purchase, Sale, Exchange or Retirement of Notes

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A U.S. Holder’s tax basis in a Note generally will be the U.S. dollar cost of the Note to such U.S. Holder (which, in the case of a Note purchased with Foreign Currency, will be determined by translating the purchase price at the spot rate on the date of purchase or, in the case of a Note that is traded on an established securities market as defined in applicable Treasury Regulations, on the settlement date if the U.S. Holder is a cash basis taxpayer or an accrual basis taxpayer that so elects), increased by any original issue discount, market discount or acquisition discount previously included in the U.S. Holder’s gross income (as described below), and reduced by any amortized bond premium taken into account by the U.S. Holder and any principal payments and payments of stated interest that are not payments of qualified stated interest received by the U.S. Holder.
Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement (or the U.S. dollar value of the amount realized in a Foreign Currency at the spot rate on the date of the sale, exchange or retirement or, in the case of a Note that is traded on an established securities market as defined in applicable Treasury Regulations, on the settlement date if the U.S. Holder is a cash basis taxpayer or an accrual basis taxpayer that so elects), except to the extent such amount is attributable to accrued but unpaid interest, and the U.S. Holder’s adjusted tax basis in the Note. Amounts attributable to accrued but unpaid interest are treated as payments of interest as described above. Except with respect to
•gains or losses attributable to changes in exchange rates (as described in the next paragraph),
•gains attributable to market discount and
•gains on the disposition of a Short-Term Note,
gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.
Gain or loss recognized by a U.S. Holder on the sale, exchange, or retirement of a Single Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the Single Foreign Currency Note, determined on the date the payment is received or the Single Foreign Currency Note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of the Single Foreign Currency Note, determined on the date the U.S. Holder acquired the Single Foreign Currency Note. Gain or loss attributable to changes in exchange rates is recognized on the sale, exchange, or retirement of a Single Foreign Currency Note only to the extent of the total gain or loss recognized on such sale, exchange, or retirement. The source of the foreign currency gain or loss will be determined by reference to the residence of the U.S. Holder on whose books the Single Foreign Currency Note is properly reflected. Any gain or loss realised by these U.S. Holders in excess of the foreign currency gain or loss will be capital gain or loss except to the extent of any accrued market discount or, in the case of short-term Single Foreign Currency Note, to the extent of any discount not previously included in the U.S. Holder’s income provided that the Single Foreign Currency Note is not a contingent payment debt instrument. U.S. Holders should consult their tax advisors with respect to the tax consequences of receiving payments in a currency different from the currency in which payments with respect to such Note accrue and how to account for the U.S. dollar value of payments made or received upon the acquisition or disposition of such Notes.
Substitution of Issuer
If the obligations of Eaton under the Notes are assumed by another entity, any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of the Notes by a U.S. Holder in exchange for new notes issued by the new obligor. As a result of this deemed disposition, a U.S. Holder could be required to (a) recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue

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price of the new notes (as determined for U.S. federal income tax purposes) and the U.S. Holder's tax basis in the Notes and (b) if such Notes are treated as having been issued with original issue discount as described above in (—OID Notes), include such original issue discount in the gross income on a constant yield basis. U.S. Holders should consult with their tax advisers concerning the U.S. federal income tax consequences to them of a change in obligor with respect to the Notes.
Subsequent Interest Periods and Extension of Maturity
If so specified in the prospectus supplement or term sheet relating to a Note, the Issuer may have the option:
•to reset the interest rate, in the case of a Fixed Rate Note, or to reset the spread, the spread multiplier or other formulas by which the interest rate basis is adjusted, in the case of a Floating Rate Note; and/or
•to extend the maturity of such Note.
See “Description of Debt Securities—Interest and Interest Rates” and “Description of Debt Securities—Extendible Notes.” The treatment of a U.S. Holder of Notes with respect to which such an option has been exercised who does not elect to have Eaton repay such Notes will depend on the terms established for such Notes by Eaton pursuant to the exercise of such option (the “revised terms”). Depending on the particular circumstances, such U.S. Holder may be treated as having surrendered such Notes for new Notes with the revised terms in either a taxable exchange or a recapitalization qualifying for nonrecognition of gain or loss.
Notes Subject to Contingencies Including Optional Redemption
In general, the following rules apply if a Note provides for an alternative payment schedule applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and one of such payment schedules is more likely than not to occur or the Note provides Eaton or the U.S. Holder with an unconditional option or options exercisable on one or more dates during the term of the Note. If, based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Note are computed based on this payment schedule.
Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if Eaton or the U.S. Holder has an unconditional option or options that, if exercised, would require payments to be made on the Notes under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by Eaton, it will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the U.S. Holder, the U.S. Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the stated maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount at maturity.
If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “change in circumstances”) then, except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of the accrual of original issue discount, the Note is treated as retired and then reissued on the date of the change in circumstances for an amount equal to the Note’s adjusted issue price on that date. The adjusted issue price of an original issue discount Note is defined as the sum of the issue price of the Note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.
In addition, the OID Regulations contain other rules for projecting payments and determining the timing, character, and amount of income, gain and loss to U.S. Holders of debt instruments not described above that provide

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for contingent payments, including certain Notes (other than Variable Rate Notes) that provide for floating or contingent interest. Potential investors in Notes with contingent payment features should review the applicable prospectus supplement or term sheet for a discussion of their U.S. federal income tax treatment.
Ordinary Shares
Subject to certain rules related to “passive foreign investment companies”, in general, if distributions are made on the Company’s ordinary shares to a U.S. Holder, these distributions will be included in income of that U.S. Holder as dividends to the extent of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earning and profits will be treated as a nontaxable return of capital that reduce a U.S. Holder’s adjusted tax basis in the ordinary shares and thereafter as capital gain. Subject to certain limitations and requirements, there may be reduced rate provisions in effect for dividends received by non-corporate U.S. Holders, such as individuals.
Dividends paid in Foreign Currency will be includable in income in the U.S. dollar amount calculated by reference to the exchange rate in effect on the day the dividends are actually or constructively received by the U.S. Holder, regardless of whether the Foreign Currencies are converted. A U.S. Holder will have a basis in the Foreign Currency received equal to the U.S. dollar value on the date of receipt. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is includable in the income of the U.S. Holder to the date such payment is converted into U.S. dollars (or the U.S. Holder otherwise disposes of the Foreign Currency) will be foreign currency exchange gain or loss and will be treated as U.S.-source ordinary income or loss for foreign tax credit limitation purposes. If dividends received in Foreign Currency are converted into U.S. dollars on the day the dividends are received, the U.S. Holder generally will not be required to recognize foreign currency exchange gain or loss in respect of the dividend income.
Subject to certain rules related to “passive foreign investment companies”, a U.S. Holder will recognize gain or loss upon the sale, exchange, or other taxable disposition of the Company’s ordinary shares in an amount equal to the difference between (1) the amount of cash and the fair market value of any other property received in exchange for such ordinary shares and (2) the U.S. Holder’s tax basis in the ordinary shares. Generally, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder has held the ordinary shares for more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to limitations. Any gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes.
The U.S. federal income tax consequences of the acquisition, ownership, or disposition of the Company’s equity securities (other than ordinary shares) will depend on various factors, including their terms, conversion, or exchange features, issue price, and redemption provisions and whether the Company is classified as a “passive foreign investment company” for U.S. federal income tax purposes. U.S. Holders should review the applicable prospectus supplement or term sheet for a discussion of the U.S. federal income tax treatment to U.S. Holders of any such equity securities, including a discussion regarding the “passive foreign investment company” rules and their potential applicable with respect to the acquisition, ownership or disposition of any such equity securities.
Exchange of Foreign Currency
A U.S. Holder may receive Foreign Currency in payment for (i) interest or principal on a Note or (ii) dividends on the Company’s ordinary shares. The tax basis of any Foreign Currency received by a U.S. Holder generally will equal the U.S. dollar equivalent of such Foreign Currency at the spot rate at the time such Foreign Currency is received. Upon a subsequent exchange of Foreign Currency for U.S. dollars, a U.S. Holder generally will recognize exchange gain or loss equal to the difference between the amount of U.S. dollars received and the U.S. Holder’s tax basis in the Foreign Currency. Upon any subsequent exchange of Foreign Currency for property, a U.S. Holder generally will recognize exchange gain or loss equal to the difference between the U.S. dollar value of the Foreign Currency exchanged for such property based on the U.S. dollar spot rate of such Foreign Currency on

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the date of the exchange and the U.S. Holder’s tax basis in the Foreign Currency so exchanged. Any such exchange gain or loss generally will be treated as U.S.-source ordinary income or loss.
Reportable Transactions
Treasury Regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement, or other taxable disposition of a foreign currency debt security or equity security to the extent that such sale, exchange, retirement, or other taxable disposition results in a tax loss in excess of a threshold amount. U.S. Persons considering the purchase of a foreign currency debt security or equity security should consult with their independent tax advisors to determine the tax return and disclosure obligations, if any, with respect to an investment in the debt securities or equity securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement). U.S. Holders should consult their own tax advisors regarding these and any other reporting obligations they may have as a result of their acquisition, ownership or disposition of Notes or ordinary shares of the Company. Failure to comply with certain reporting obligations could result in the imposition of substantial penalties.
3.8% Medicare Tax On “Net Investment Income”
Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For an individual U.S. Holder, the additional Medicare tax applies to the lesser of (i) the U.S. Holder’s “net investment income” or (ii) the excess of the U.S. Holder’s “modified adjusted gross income” for the taxable year over certain specified amounts. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in Notes or ordinary shares.
Foreign Financial Asset Reporting
Certain U.S. Holders who are individuals or certain specified entities that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 (and in some circumstances, a higher threshold) may be required to report information relating to the Company’s equity securities by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets (which requires U.S. Holders to report “foreign financial assets,” which generally include financial accounts held at a non-U.S. financial institution, interests in non-U.S. entities, as well as stock and other securities issued by a non-U.S. person), to their tax return for each year in which they hold the Company’s equity securities, subject to certain exceptions (including an exception for Company equity securtities held in accounts maintained by U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their acquisition, ownership, and disposition of Company equity securties.
Non-United States Holders
The following discussion applies only to a holder that is a beneficial owner of a Note or the Company’s ordinary shares described in this prospectus and that is not a United States person (a “non-U.S. Holder”). Special U.S. federal income tax rules may apply to certain non-U.S. Holders, such as controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an income tax treaty with the United States, and such special income tax rules are not discussed herein.
Interest and OID on Notes
Subject to the discussions below of backup withholding and FATCA (as defined below), payments of principal and interest (including original issue discount) by Eaton or its agent (in its capacity as such) to any non-

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U.S. Holder that is not engaged in a trade or business in the United States will generally not be subject to U.S. federal withholding tax under the “portfolio interest” exception, provided that, in the case of interest (including original issue discount):
(1) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Eaton’s stock entitled to vote;
(2) such holder is not a controlled foreign corporation for United States tax purposes that is related to Eaton through stock ownership;
(3) such holder is not a bank receiving interest described in Code Section 881(c)(3)(A); and
(4) neither Eaton nor its agent has actual knowledge or reason to know that such holder is a United States person, and either:
(a) the beneficial owner of the Note certifies to Eaton or its agent, under penalties of perjury, that such owner is not a United States person and provides its name and address (which certification can be made on IRS Form W-8BEN, IRS Form W-8BEN-E or a suitable substitute); or
(b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) certifies to the Company or its agent, under penalties of perjury (which certification can be made on IRS Form W-8IMY or a suitable substitute), that it is a “qualified intermediary” and that the certification described in clause (4)(a) above has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner.
In the case of Notes held by a foreign partnership or foreign trust:
•the certification described in clause (4)(a) above must be provided by the partners or beneficiaries rather than by the foreign partnership or foreign trust; and
•the partnership or trust must provide certain information, including a United States taxpayer identification number (which certification can be made on IRS Form W-8IMY or a suitable substitute) and such other information as may be required if such foreign partnership (or foreign trust) is a withholding foreign partnership (or withholding foreign trust) that has entered into a qualified intermediary or similar agreement with the IRS.
A look-through rule would apply in the case of tiered partnerships.
If a non-U.S. Holder of a Note fails to satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including original issue discount) made to such holder generally will be subject to a 30% withholding tax (or such lower rate as may be provided by an applicable income tax treaty between the United States and a foreign country) unless another exemption applies and such holder complies with IRS certification requirements. In general, the exemption or reduced rate pursuant to an income tax treaty applies only if the non-U.S. Holder provides a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or other documentation as may be prescribed by the IRS claiming benefits under an applicable income tax treaty. Moreover, if a change in circumstances makes information set forth on an IRS Form W-8 incorrect, then the non-U.S. Holder must provide new documentation generally within thirty days. Any prospective investor who cannot satisfy the portfolio interest requirements described above should consult its independent tax advisor prior to making an investment in the Notes. In addition, an exemption from U.S. withholding tax is available for interest on a Note held by a non-U.S. Holder not engaged in a trade or business in the United States if the Note matures not later than 183 days after the date of its original issue.

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If a non-U.S. Holder of a Note is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, such U.S. Holder, although exempt from U.S. federal withholding tax (by reason of the delivery of a properly completed IRS Form W-8ECI or a suitable substitute), will be subject to U.S. federal income tax on such interest (including original issue discount) in the same manner as if the non-U.S. Holder were a United States person. In addition, if such U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as defined in the Code, for the taxable year, subject to adjustments, unless reduced under an applicable income tax treaty.
Payments under Indexed Notes may be subject to U.S. withholding tax
A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalent” payments made to a non-U.S. person with respect to (i) a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities, (iii) a securities lending or sale-repurchase transaction that references a dividend from sources within the United States, and (iv) any other payment determined by the U.S. Internal Revenue Service to be substantially similar to a payment described in the preceding clause (i), (ii) or (iii) (“DEP Withholding”). U.S. Treasury regulations provide that DEP Withholding can apply even if the instrument does not provide for payments that reference dividends. DEP Withholding with respect to a “specified equity-linked instrument” applies to dividend equivalent payments made on or after January 1, 2017 on a “specified equity-linked instrument” that has a delta of one issued on or after January 1, 2017. DEP Withholding with respect to a “specified equity-linked instrument” applies to dividend equivalent payments made on or after January 1, 2023 with respect to any “specified equity-linked instrument”, whether or not it has a delta of one, issued on or after January 1, 2023.
If applicable, DEP Withholding will be addressed in the applicable prospectus supplement or term sheet with respect to Indexed Notes.
Dividends
Subject to the discussions below of backup withholding and FATCA (as defined below), a non-U.S. Holder generally should not be subject to U.S. federal income or withholding tax on any distributions made on the Company’s ordinary shares unless such distribution is effectively connected with a United States trade or business of the non-U.S. Holder. If a non-U.S. Holder of the Company’s ordinary shares is engaged in a trade or business in the United States and a distribution on the Company’s ordinary shares is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax (by reason of the delivery of a properly completed IRS Form W-8ECI or a suitable substitute), will be subject to U.S. federal income tax on such distribution in the same manner as if the non-U.S. Holder were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as defined in the Code, for the taxable year, subject to adjustments, unless reduced under an applicable income tax treaty.
Sale or Exchange
Subject to the discussions of “backup” withholding and FATCA (as defined below), any capital gain realized upon the sale, exchange or retirement of a Note or ordinary shares of the Company by a non-U.S. Holder will not be subject to U.S. federal income or withholding taxes unless:
•such gain is effectively connected with a United States trade or business of the holder; or
•in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.
Foreign Account Tax Compliance Act

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The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” when applicable, will impose a U.S. federal withholding tax of 30% on payments of interest on the Notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless:
•in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners);
•the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner (generally by providing an IRS Form W-8BEN-E); or
•the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E).
Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations.
In addition, with respect to payments on the Company’s ordinary shares, the FATCA withholding regime may apply to “foreign passthru payments” but the proposed regulations described above have delayed the potential applicable of the FATCA withholding regime with respect to “foreign passthru payments”. Under current guidance, the term “foreign passthru payments” is not defined. A number of jurisdictions (including Ireland) have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA (“IGAs”), which modify the way in which FATCA applies in their jurisdictions. Under current law, the Company does not expect that the payments made on ordinary shares to be subject to withholding pursuant to FATCA. However, certain aspects of the application of the FATCA provisions and the IGAs are not entirely clear and no assurance can be made that the Company would not be required to withhold pursuant to FATCA on payments made on the ordinary shares.
Investors are urged to consult their own tax advisors regarding FATCA and the application of these requirements to their investment in the Notes and the Company’s ordinary shares.
Backup Withholding and Information Reporting
In general, information reporting to U.S. tax authorities may apply to payments of principal, interest, dividends, and proceeds of a sale, exchange or other taxable disposition (including redemption) of securities that are made within the United States, by a U.S. payor or through certain U.S.-related financial intermediaries to a U.S. Holder unless such U.S. Holder is an exempt recipient (such as a corporation). In addition, such payments may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding in the manner required. A non-U.S. Holder generally will not be subject to backup withholding and information reporting with respect to interest or dividend payments provided that the payor does not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person and such non-U.S. Holder has provided the appropriate IRS certification statement. In addition, a non-U.S. Holder will not be subject to backup withholding or information

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reporting with respect to the proceeds of a sale of securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the IRS certification statement and does not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person, as defined under the Code, or otherwise establishes an exemption. However, the payor may be required to report annually to U.S. tax authorities and to non-U.S. Holders the amount of, and the tax withheld, if any, with respect to, any interest or dividends paid, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided that all required information is furnished timely to the IRS.
THE PRECEDING IS A DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES BUT MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR TAX SITUATION. YOU ARE URGED TO CONSULT YOUR INDEPENDENT TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

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PLAN OF DISTRIBUTION
We may sell the offered securities as follows:
•through agents;
•to or through underwriters or dealers; or
•directly to other purchasers.
We will identify any underwriters or agents and describe their compensation in a prospectus supplement.
We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions. These transactions may be:
•at a fixed public offering price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions, or commissions. Underwriters, dealers, and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain, or otherwise affect the price of the debt securities and our ordinary shares. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for

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whom they may act as agents. Compensation may be in the form of discounts, concessions, or commissions. Underwriters, dealers, and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We will indemnify the underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
Each underwriter, dealer and agent participating in the distribution of any Bearer Securities will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
If we indicate in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers, or agents to solicit offers by certain institutions to purchase such offered securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions that we specify in the prospectus supplement or term sheet, and we will specify in the prospectus supplement or term sheet the commission payable for solicitation of such contracts.

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LEGAL OPINIONS
Unless otherwise specified in the applicable prospectus supplement, the validity and enforceability of the offered securities will be passed upon for us by Lizbeth L. Wright, Vice President, Chief Counsel—Corporate and Securities and Assistant Secretary of Eaton Corporation and McCann FitzGerald, Irish counsel, and for any underwriters, dealers, or agents by counsel named in the applicable prospectus supplement. De Brauw Blackstone Westbroek N.V. and White & Case (Luxembourg) S.à r.l., addressed certain matters relating to Dutch law and Luxembourg law, respectively.

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EXPERTS
The consolidated financial statements of Eaton Corporation plc appearing in Eaton Corporation plc’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Eaton Corporation plc’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.    Other Expense of Issuance and Distribution
The following table sets forth all expenses (not including underwriting discounts and commissions) in connection with the issuance and distribution of the securities being registered. All amounts are estimates other than the registration fee payable to the SEC.

Filing fee for Registration Statement	$(1)
FINRA Fees	(2)
Legal Fees and Expenses	(2)
Rating Agency Fees	(2)
Blue Sky Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Accounting Fees and Expenses	(2)
Trustee's and Depositary's Fees and Expenses	(2)
Miscellaneous Expenses	(2)
Total	(2)

______________________
(1)    Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.
(2)    These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not known at the time of filing this registration statement.

Item 15.    Indemnification of Directors and Officers
Our articles of association provide for an indemnity for certain persons, including directors, the corporate secretary, committee members, persons holding executive, or official positions with Eaton Corporation plc and employees, agents, and persons acting in certain other capacities at the request of the Company (“indemnified persons”) who are a party to actions, suits, or proceedings against expenses and costs in connection with such actions, suits, or proceedings if such indemnified person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification is also excluded in circumstances where an indemnified person is adjudged liable for willful neglect or default in performance of his or her duties unless a relevant court determines otherwise. Such indemnification is subject to board, shareholder or independent legal counsel approval in any given case and may include expense advancement in certain circumstances.
The Irish Companies Act (the “ICA”) prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the ICA will be void, whether contained in its articles of association or any contract between the company and the director or corporate secretary. This restriction does not apply to executives who are not directors or the corporate secretary, or other persons who would not be considered “officers” within the meaning of that term under the ICA, of the Company.
Eaton has entered into Indemnification Agreements with all of its officers and directors. The Agreements provide that Eaton shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require Eaton to maintain director and officer insurance which is no less favorable to the director and officer than the insurance in effect on the date of the Agreements, and to establish and maintain an escrow account of up to $10 million to fund Eaton’s obligations under the Agreements, except that Eaton is required to fund the escrow only upon the occurrence of a change of control of Eaton, as defined under the Agreements.

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The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them.
The Company and its officers, directors, and controlling persons may receive indemnification against certain liabilities pursuant to the terms of any underwriting agreement or similar agreement entered into with respect to the Securities registered hereunder.
Item 16.    Exhibits
See the index to exhibits that appears immediately preceding the signature pages to this Registration Statement.
Item 17.    Undertakings
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an

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offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that a Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
*1 —	Form of Underwriting Agreement.
3(a) —	Certificate of Incorporation (incorporated by reference to Exhibit 4.1 of the Company’s Form S-8 filed November 30, 2012).
3(b) —	Amended and restated Memorandum and Articles of Incorporation (incorporated by reference to Exhibit 3(ii) of the Company’s Form 8-K filed on May 1, 2017).
**4(a) —	Form of Indenture among Eaton Corporation and the other Issuers and Guarantors, as applicable, named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee.
*4(b) —	Form of Deposit Agreement.
*4(c) —	Form of Warrant Agreement.
*4(d) —	Form of Unit Agreement.
**5(a) —	Opinion of Lizbeth L. Wright, Eaton Corporation’s Counsel and Assistant Secretary, as to validity of certain Securities issued by certain domestic issuers.
**5(b) —	Opinion of McCann FitzGerald, Irish counsel, as to validity of the Securities issued by certain issuers organized in Ireland.
**5(c) —	Opinion of De Brauw Blackstone Westbroek N.V., Dutch Counsel, as to validity of the guarantees issued by Turlock B.V.
**5(d) —	Opinion of White & Case (Luxembourg) S.à r.l., Luxembourg Counsel, as to validity of the guarantees issued by certain issuers organized in Luxembourg.
**23(a) —	Consent of Lizbeth L. Wright (included in Exhibit 5(a)).
**23(b) —	Consent of McCann FitzGerald (included in Exhibit 5(b)).
**23(c) —	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5(c)).
**23(d) —	Consent of White & Case (Luxembourg) S.à r.l. (included in Exhibit 5(d)).
**23(e) —	Consent of Ernst & Young LLP.
**24(a) —	Omnibus Powers of Attorney for Registrants incorporated/organized in the U.S.
**24(b) —	Omnibus Powers of Attorney for Registrants incorporated/organized in Ireland.
**24(c) —	Omnibus Powers of Attorney for Registrants incorporated/organized in Luxembourg.
**24(d) —	Omnibus Powers of Attorney for Registrant incorporated/organized in the Netherlands.
**25 —
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company N.A., for the form of Indenture among Eaton Corporation and the other Issuers and Guarantors, as applicable, named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

* To be filed by amendment or by incorporation by reference in connection with the offering of the securities. ** Filed herewith.

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SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 28, 2018.
EATON CORPORATION PLC
By:     *
Name: Thomas B. Okray
Title: Principal Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer and Director	September 15, 2021
*
Thomas B. Okray	Principal Financial Officer and Director	September 15, 2021
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
/s/ Lizbeth L. Wright
Lizbeth L. Wright	Authorized Representative in the United States	September 15, 2021
*
Christopher M. Connor	Director	September 15, 2021
*
Robert V. Pragada	Director	September 15, 2021
*
Olivier Leonetti	Director	September 15, 2021
*
Deborah L. McCoy	Director	September 15, 2021
*
Silvio Napoli	Director	September 15, 2021
*
Gregory R. Page	Director	September 15, 2021
*
Sandra Pianalto	Director	September 15, 2021
*
Lori J. Ryerkerk	Director	September 15, 2021
*
Gerald B. Smith	Director	September 15, 2021
*
Dorothy C. Thompson	Director	September 15, 2021
*
Darryl L. Wilson	Director	September 15, 2021
*By: /s/ Nigel Crawford		September 15, 2021
Nigel Crawford
Attorney-in-fact

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on September 15, 2021.

EATON CORPORATION

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Chief Executive Officer and President	September 15, 2021
(Principal Executive Officer)
*
Thomas B. Okray	Executive Vice President, Chief Financial Officer	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Senior Vice President and Controller (Principal Accounting Officer)	September 15, 2021
*
Thomas F. Metz	Director	September 15, 2021
*
Lisa D. Sutton	Director	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON CAPITAL UNLIMITED COMPANY

By: *
Name: Craig Arnold
Title: Principal Executive Officer

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SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B Okray	Principal Financial Officer	September 15, 2021
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
/s/ Lizbeth L. Wright
Lizbeth L. Wright	Authorized Representative in the United States	September 15, 2021
*
Nicolas Papaioannou	Director	September 15, 2021
*
Nigel Crawford	Director	September 15, 2021
*
John Kavanagh	Director	September 15, 2021
*By: /s/ Nigel Crawford
Nigel Crawford Attorney-in-fact		September 15, 2021

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

TURLOCK B.V.

By: *
Name: Craig Arnold
Title: Principal Executive Officer

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Principal Financial Officer	September 15, 2021
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
/s/ Lizbeth L. Wright
Lizbeth L. Wright	Authorized Representative in the United States	September 15, 2021
*
Coen Van Beek	Director	September 15, 2021
*
Alexis Hubert	Director	September 15, 2021
*
Martinus Wijnen	Director	September 15, 2021
*
*By: /s/ Nigel Crawford
Nigel Crawford		September 15, 2021
Attorney-in-fact

II-12

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON CONTROLS (LUXEMBOURG) S.À R.L.

By: *
Name: Gregory Dujardin
Title: Manager

II-13

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Principal Financial Officer	September 15, 2021
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
/s/ Lizbeth L. Wright
Lizbeth L. Wright	Authorized Representative in the United States	September 15, 2021
*
Gregory Dujardin	Manager	September 15, 2021
*
Johannes Vosman	Manager	September 15, 2021
*
Ian Bryce Yule	Manager	September 15, 2021

*By: /s/ Nigel Crawford
Nigel Crawford Attorney-in-fact		September 15, 2021

II-14

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON TECHNOLOGIES (LUXEMBOURG) S.À R.L.

By: *
Name: Gregory Dujardin
Title: Manager

II-15

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Principal Financial Officer	September 15, 2021
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
/s/ Lizbeth L. Wright
Lizbeth L. Wright	Authorized Representative in the United States	September 15, 2021
*
Gregory Dujardin	Manager	September 15, 2021
*
Johannes Vosman	Manager	September 15, 2021
*
Ian Bryce Yule	Manager	September 15, 2021
*By: /s/ Nigel Crawford
Nigel Crawford Attorney-in-fact		September 15, 2021

II-16

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON AEROQUIP LLC

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-17

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Vice President and Manager	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
*
April Miller Boise	President and Manager	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-18

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON AEROSPACE LLC

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-19

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Vice President and Manager	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
*
April Miller Boise	President and Manager	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-20

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON HYDRAULICS LLC

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-21

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Vice President and Manager	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
*
April Miller Boise	President and Manager	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-22

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON LEASING CORPORATION

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-23

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	President, Chairman and Director	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Vice President and Director	September 15, 2021
(Principal Accounting Officer)
*
April Miller Boise	Vice President and Director	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-24

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

WRIGHT LINE HOLDING, INC.

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-25

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Director	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
*
April Miller Boise	President and Director	September 15, 2021
*
Kirsten M. Park	Vice President, Treasurer and Director	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-26

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

WRIGHT LINE LLC
By: * Name: Thomas B. Okray Title: Principal Financial Officer

II-27

SIGNATURES
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Director	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
*
April Miller Boise	President and Director	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-28

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.
COOPER INDUSTRIES UNLIMITED COMPANY

By: *
Name: Craig Arnold
Title: Principal Executive Officer

II-29

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Principal Financial Officer	September 15, 2021

*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
/s/ Lizbeth L. Wright
Lizbeth L. Wright	Authorized Representative in the United States	September 15, 2021
*
Nicolas Papaioannou	Director	September 15, 2021
*
Nigel Crawford	Director and Joint Secretary	September 15, 2021
*
Dan Shanahan	Director	September 15, 2021
*By: /s/ Nigel Crawford
Nigel Crawford		September 15, 2021
Attorney-in-fact

II-30

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON ELECTRIC HOLDINGS LLC

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-31

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	President and Chief Financial Officer	September 15, 2021
(Principal Financial Officer);
Director of Eaton Corporation, the sole member of Eaton Electric Holdings LLC
*
Daniel R. Hopgood	Vice President and Controller	September 15, 2021
(Principal Accounting Officer)
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-32

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

COOPER B-LINE, INC.

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-33

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Director	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Vice President and Controller	September 15, 2021
(Principal Accounting Officer)
*
April Miller Boise	Vice President, General Counsel and Director	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-34

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

COOPER BUSSMANN, LLC

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-35

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Vice President and Chief Financial Officer	September 15, 2021
(Principal Financial Officer);
Vice Chairman, Chief Financial and Planning Officer and Director of Eaton Corporation, the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Bussmann, LLC
*
Daniel R. Hopgood	Vice President and Controller	September 15, 2021
(Principal Accounting Officer)
*By: /s/ Lizbeth L. Wright____
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-36

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

COOPER CROUSE-HINDS, LLC

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-37

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Vice President and Chief Financial Officer	September 15, 2021
(Principal Financial Officer);
Vice Chairman, Chief Financial and Planning Officer and Director of Eaton Corporation, the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Crouse-Hinds, LLC
*
Daniel R. Hopgood	Vice President and Controller	September 15, 2021
(Principal Accounting Officer)
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-38

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

EATON DOMHANDA UNLIMITED COMPANY

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-39

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Principal Financial Officer	September 15, 2021
*
Daniel R. Hopgood	Principal Accounting Officer	September 15, 2021
/s/ Lizbeth L. Wright
Lizbeth L. Wright	Authorized Representative in the United States	September 15, 2021
*
Nicolas Papaioannou	Director	September 15, 2021
*
Nigel Crawford	Director	September 15, 2021
*
Dan Shanahan	Director	September 15, 2021
*By: /s/ Nigel Crawford
Nigel Crawford Attorney-in-fact		September 15, 2021

II-40

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

COOPER POWER SYSTEMS, LLC

By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-41

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Vice President and Chief Financial Officer	September 15, 2021
(Principal Financial Officer);
Vice Chairman, Chief Financial and Planning Officer and Director of Eaton Corporation, the sole member of Eaton Electric Holdings LLC, which is the sole member of Cooper Electrical International, LLC, which is the sole member of Cooper Power Systems, LLC
*
Daniel R. Hopgood	Vice President and Controller	September 15, 2021
(Principal Accounting Officer)
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-42

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 15, 2021.

COOPER WIRING DEVICES, INC.
By: *
Name: Thomas B. Okray
Title: Principal Financial Officer

II-43

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Craig Arnold	Principal Executive Officer	September 15, 2021
*
Thomas B. Okray	Vice President, Chief Financial Officer and Director	September 15, 2021
(Principal Financial Officer)
*
Daniel R. Hopgood	Vice President, Controller and Director	September 15, 2021
(Principal Accounting Officer)
*
April Miller Boise	President and Director	September 15, 2021
*By: /s/ Lizbeth L. Wright______
Lizbeth L. Wright		September 15, 2021
Attorney-in-fact

II-44